[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Exhibit 10.1

EXECUTION VERSION

THIRD AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

between

THE COUNCIL OF THE QUEENSLAND INSTITUTE OF MEDICAL RESEARCH

and

ATARA BIOTHERAPEUTICS, INC.

THIRD AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

This THIRD AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT (“Third Restated Agreement”) is entered into on August 26, 2020 (“Execution Date”), and effective as of the Execution Date, by and between the COUNCIL OF THE QUEENSLAND INSTITUTE OF MEDICAL RESEARCH, a not-for-profit Institute organized and existing under the laws of the State of Queensland having its principal offices at 300 Herston Rd, Herston QLD 4006, Australia (“Institute”), and ATARA BIOTHERAPEUTICS, INC., a Delaware corporation located at 611 Gateway Blvd #900, South San Francisco, CA 94080 (“Licensee”).  Each of Licensee and Institute are referred to in this Agreement as a “Party” and together, the “Parties”.

RECITALS

WHEREAS, Institute owns or controls certain technology, including certain patent rights and know-how, and has expertise and knowledge relating to allogeneic and autologous cytotoxic T-lymphocytes (“CTL”) directed to antigens expressed in association with certain viral infections, for use in oncology and autoimmune indications, made in the course of research at Institute in the laboratory of [***] and are claimed in certain Patent Rights (as defined herein);

WHEREAS, Licensee is a party to a certain agreement with Memorial Sloan Kettering Cancer Center (the “MSK Agreement”, as further defined below), pursuant to which Licensee obtained [***] at Memorial Sloan Kettering Cancer Center in the laboratory of [***], including [***] to targets that include, inter alia, EBV and CMV;

WHEREAS, Licensee and MSK consider the technology and patent rights owned or controlled by Institute to be complimentary and/or supplemental to the rights licensed to Licensee by Memorial Sloan Kettering Cancer Center under the MSK Agreement, and that such Institute technology will be useful for the development, production, or use of Licensed Products (as defined herein) specific to EBV;

WHEREAS, Licensee wishes to obtain certain rights from Institute to use such Institute technology and patent rights for the commercial development of (a) products based on novel allogeneic and autologous CTLs, and (b) [***], in each case directed to viral antigens expressed in association with certain diseases and conditions, in accordance with the terms and conditions set forth herein, and Institute is willing to grant those rights to Licensee so that such products may be developed and the benefits enjoyed by the general public;

WHEREAS, Licensee and Institute are parties to that certain exclusive License Agreement (the “Original License Agreement”), entered into on October 20, 2015 (the “Original Effective Date”), which was amended and restated as of September 23, 2016 (the “First Restatement Date”) pursuant to that certain Amended and Restated Exclusive License Agreement (the “First Restated Agreement”) effective as of the Original Effective Date, which was amended and restated for a second time as of August 28, 2019 (the “Second Restatement Date”) pursuant to that certain Second Amended and Restated Exclusive License Agreement (the “Second Restated Agreement”), and now the Parties desire to amend and restate the Second Restated Agreement in its entirety to, among other things, [***] [***], all as set forth in this Third Restated Agreement; and

WHEREAS, the Parties further desire that Institute continues to carry out certain research and development activities already being conducted at or under the supervision of Institute, including certain clinical studies directed to the use of autologous CTL therapies in certain oncology and autoimmune indications associated with the expression of EBV [***] on or in tumor and other cells, and to that end, the Parties entered into that certain Research and Development Collaboration Agreement (the “Original Research Agreement”) simultaneous with the Original License Agreement on the Original Effective Date, which Original Research Agreement was amended and restated as of the First Restatement Date pursuant to that certain Amended and Restated Research and Development Collaboration Agreement and was subsequently amended on December 15, 2017, April 24, 2018 and May 9, 2018 (as so amended, the “First Restated Research Agreement”), which, in turn, was amended and restated on the Second Restatement Date pursuant to that certain Second Amended and Restated Research and Development Collaboration Agreement (“Second Restated Research Agreement”), and the Second Restated Research Agreement is being amended and restated in its entirety pursuant to that certain Third Amended and Restated Research and Development Collaboration Agreement simultaneously with entering into this Third Restated Agreement (the “Third Restated Research Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, and intending to be legally bound, the parties agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1“[***] Technology” shall have the meaning given in Section 2.4(a).

1.2“Additional License” shall have the meaning given in Section 4.4.

1.3“Additional License Payments” shall have the meaning given in Section 4.4.

1.4“Additional Party” shall have the meaning given in Section 4.4.

1.5“Affiliate” of a Party means any entity which, directly or indirectly, controls such Party, is Controlled by such Party or is under common Control with such Party.  For purposes of the Affiliate definition, “Control” means: (a) having the actual, present capacity to elect a majority of the directors of such affiliate; (b) having the power to direct at least fifty percent (50%) of the voting rights entitled to elect directors; or (c) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

9745235_1.docx

1.6“Agreement” means the First Restated Agreement as in effect from the Original Effective Date until the Second Restatement Date, together with the Second Restated Agreement as in effect from the Second Restatement Date until the Execution Date, together with this Third Restated Agreement, which pursuant to Section 23.5, replaces the Second Restated Agreement as of the Execution Date.

1.7“Allogeneic CTL” means CTLs derived from cells obtained from one individual subject and treated, modified, manipulated or otherwise altered for the purposes of delivery to a second, genetically distinct individual subject.

1.8“Allogeneic CTL Product” means a CTL Product or a New CTL Product derived from or incorporating Allogeneic CTLs.

1.9“Autologous CTL” means CTLs derived from cells obtained from one individual subject and treated, modified, manipulated or otherwise altered for the purposes of delivery back to the same individual subject.

1.10“Autologous CTL Product” means a CTL Product or a New CTL Product derived from or incorporating Autologous CTLs.

1.11“Background IP” means all intellectual property rights (a) Controlled by a Party prior to the Original Effective Date or (b) Controlled by such Party during the Term, but not generated in the performance of the activities contemplated under this Agreement or the Research Agreement.

1.12“Base Patent Rights” shall have the meaning given in Section 13.2(a).

1.13“[***]” shall have the meaning given in Section 4.4.

1.14“Billion” means one thousand million.

1.15“BKV/JCV-Specific CTL Product” means a pharmaceutical or biologic product comprising Autologous CTLs or Allogeneic CTLs, in either case, Specifically Directed to [***] associated with BK Polyomavirus (“BKV”) and/or JC Polyomavirus (“JCV”), including [***] BKV and/ or JCV or [***] BKV and/or JCV.

1.16“Calendar Quarter” means each successive period of three (3) consecutive calendar months ending on the last day of March, June, September, or December, respectively; provided that, the final Calendar Quarter shall end on the last day of the Term.

1.17“CMO shall have the meaning given in Section 6.1(a).

1.18“CMV” means human cytomegalovirus and any naturally occurring variants thereof.

9745235_1.docx

1.19“CMV-Specific CTL Product” means any pharmaceutical or biologic product comprising CTLs Specifically Directed to one or more Targets associated with CMV, including any epitopes associated with CMV or expressed by a cell infected with CMV.

1.20“CMV [***]” means any [***], in whole or in part, or in any form, with or without [***], and in any formulation, including without limitation any such [***] that is also a [***], for use for (a) [***], or any [***] infected with CMV, or (b) [***] CMV, or any epitopes associated with CMV or expressed by a cell infected with CMV, or the expression of CMV, in each case of (a) and (b), [***].

1.21“CMV [***] Program” shall have the meaning given in Section 2.6(a).

1.22“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party or its Affiliate with respect to any objective, activity or decision to be undertaken under this Agreement, those efforts that a well-resourced and financially stable company developing technology within the bio-pharmaceutical industry of comparable size and resources would reasonably use to accomplish such objective, activity or decision under similar circumstances, and specifically means the carrying out of development activities using efforts that a company developing technology within the bio-pharmaceutical industry of comparable size and resources would reasonably devote to a product at a similar stage in its development or commercial product life and of similar market potential, taking into consideration, among other factors, Third Party costs and expenses, including the royalties, milestone and other payments payable to Third Party licensors of patent or other intellectual property rights, and the pricing and reimbursement relating to the product, based on conditions then prevailing, efficacy, safety, approved labeling, the competitiveness of alternative products sold by Third Parties in the marketplace, the patent and other proprietary position of the product, and the likelihood of regulatory approval given the regulatory structure involved.  Commercially Reasonable Efforts shall be determined on a Major Market-by-Major Market and Indication-by-Indication basis for Licensed Products being developed under the Research Agreement, and it is anticipated that the level of effort will change over time, reflecting changes in the status of each such Licensed Product, and the market(s) or country(ies) involved.  Commercially Reasonable Efforts [***], that the Party [***].  For clarity, Commercially Reasonable Efforts will not mean that a Party guarantees that it will actually accomplish the applicable task or objective.

1.23“Comparable Third Party Product” means, on a Licensed Product-by-Licensed Product basis, and a country-by-country basis, any pharmaceutical or biological product (a) that contains (i) an identical active ingredient(s) as a Licensed Product, or (ii) a “highly similar” active ingredient(s) as such Licensed Product, as the phrase “highly similar” is used in 42 U.S.C. § 262(i)(2), and subject to the factors set forth in FDA’s Guidance for Industry, “Quality Considerations in Demonstrating Biosimilarity to a Reference Protein Product,” (February 2012), at Section VI, and any successor FDA guidance thereto, (b) for which Regulatory Approval is obtained by reference to Regulatory Materials of such Licensed Product, (c) is approved for use in such country pursuant to a Regulatory Approval process governing approval of interchangeable or biosimilar biologics as described in 42 U.S.C. §§ 262, or an equivalent process for Regulatory

9745235_1.docx

Approval in any country outside the United States, or any other equivalent provision that comes into force, or is the subject of a notice with respect to such Licensed Product under 42 U.S.C. § 262(l)(2) or any other equivalent provision that comes into force in such country, and (d) is sold in the same country as such Licensed Product by any Third Party that is not a Sublicensee of Licensee or its Affiliates and did not purchase such product in a chain of distribution that included any of Licensee or any of its Affiliates or its Sublicensees.

1.24“Competing Product” means any CTL Product that is listed on Schedule 1.26.  For clarity, any [***] shall be a Competing Product and (a) shall be subject to Section 2.6 during the [***] Option Period, and to Section 2.4 if the [***] expires without Licensee [***], and (b) if the [***] for the [***] shall automatically be added to Schedule 1.26 upon the exercise of the [***].

1.25“Confidential Information” of a Party, means (a) information relating to the business, operations or products of a Party or any Affiliate of such Party, including any know-how, that such Party discloses, transfers or makes available to the other Party under this Agreement or the Research Agreement, or which otherwise becomes known to the other Party by virtue of this Agreement or the Research Agreement, in each case whether in written, oral, graphical, machine readable or other form, whether or not marked as confidential or proprietary, and (b) the terms of this Agreement and the Research Agreement;

1.26“Control”, “Controls” or “Controlled” means, with respect to any intellectual property rights or Confidential Information, the ability of a Party, itself or through an Affiliate of such Party, (whether through ownership or license (other than a license granted in this Agreement or the Research Agreement, as applicable) to grant to the other Party and/or its Affiliates, as applicable, the licenses or sublicenses as provided herein, or to otherwise disclose such intellectual property rights or Confidential Information to the other Party without violating the terms of any then-existing agreement with any Third Party or misappropriating such intellectual property rights or Confidential Information.

1.27“CTL” shall have the meaning given in the first Recital.

1.28“CTL Product” means a pharmaceutical or biologic product comprising Autologous CTLs or Allogeneic CTLs, in either case, Specifically Directed to one or more Targets associated with EBV, including [***] associated with EBV or expressed by a cell infected with EBV (an “EBV-Specific CTL Product”), including without limitation any [***] to two or more of any of the foregoing Targets.

1.29“CTL Technology” means proprietary rights Controlled by Institute with respect to information, know-how, concepts, ideas, techniques and data that relate to Allogeneic CTLs and/or Autologous CTLs, including methods of manufacture or use of such Allogeneic CTLs and/or Autologous CTLs.

9745235_1.docx

1.30“Data Exclusivity Protection” means in a particular country with respect to a Licensed Product, any Law that prevents (notwithstanding any exceptions or provisos, save to the extent that such exceptions or provisos may be applied in the particular case) the use of, or reliance upon, clinical data generated by Licensee (or its Affiliate or Sublicensee) by a Third Party to obtain regulatory approval for a product, where such Third Party has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of Licensee or any of its Affiliates, licensees or Sublicensees with respect to such product.

1.31“Designated Executive Officers” means the Chief Executive Officer of Licensee and the Director and Chief Executive Officer of Institute or such other senior executive officer of either Party notified in writing by such Party to the other Party from time to time.

1.32“Development Plan” means the development plan provided by Licensee to Institute that provides the activities, and the associated estimated timelines of when such activities shall be conducted (including in detail the activities that shall be conducted in the calendar year following the submission of such Development Plan to Institute), in order to develop Licensed Products for commercialization.

1.33“Diagnostic Product” means any test or assay for diagnosing or detecting a disease, disorder, medical condition, or symptom.

1.34“Dispute” shall have the meaning given in Section 20.1.

1.35“Earned Royalty” has the meaning set forth in Section 4.6.

1.36“EBV” means Epstein-Barr Virus, also known as human herpes virus 4 and any naturally occurring variants thereof.

1.37“EBV Autologous Option” shall have the meaning given in Section 2.2(a).

1.38“EBV-Specific Autologous Products” shall have the meaning given in Section 2.2(a).

1.39“EBV [***]” means any [***], in whole or in part, or in any form, with or without [***] and in any formulation, including without limitation any such [***] that is also a [***], for use for (a) [***] EBV, or any [***] associated with EBV or [***] with EBV, or (b) [***] EBV, or any [***] EBV, in each case or (a) or (b), [***].

1.40“EBV [***] Program” shall have the meaning given in Section 2.6(a).

1.41“Existing Confidentiality Agreement” shall have the meaning given in Section 22.2.

9745235_1.docx

1.42“First Commercial Sale” means, on a country-by-country basis, the first Sale of Licensed Product (or, solely with respect to Schedule 4.15, any [***] Product) in such country to a Third Party by the Licensee, or any of its Affiliates or Sublicensees (or, solely with respect to Schedule 4.15, by Institute, or any of its Affiliates, licensees or sublicensees pursuant to a [***] License Agreement), in each case after all Regulatory Approvals have been obtained in such country, if applicable.

1.43“First Patient First Dose” or “FPFD” means the first dosing of the first patient in a clinical trial.

1.44“Governmental Authority” means any court, agency, department, bureau, commissions, council, or other entity or instrumentality of any supra-national, federal, national, regional, state, provincial, or local or other political subdivision.

1.45“HPV-Specific CTL Product” means a pharmaceutical or biologic product comprising Autologous CTLs or Allogeneic CTLs, in either case, Specifically Directed to one or more Targets associated with human papilloma virus (“HPV”), including [***] associated with HPV or [***] with HPV.

1.46“Indemnitee” shall have the meaning given in Section 15.3.

1.47“Indication” means any disease or condition, or sign or symptom of a disease or condition.

1.48“Infringement Notice” shall have the meaning given in Section 14.1.

1.49“[***]” shall have the meaning given in Section 4.4.

1.50“Institute Indemnitees” shall have the meaning given in Section 15.1.

1.51“Issue Fee” shall have the meaning given in Section 4.1(a).

1.52“JSC” means the joint steering committee established pursuant to Article 3 of the Research Agreement.

1.53“Know-How Rights” means the know-how and any supplemental information, including concepts, ideas, sequences, formulas, protocols, procedures, techniques and data (a) Controlled by Institute as of the Execution Date (including any of the foregoing Controlled by Institute as of the Original Effective Date, First Restatement Date, and/or Second Restatement Date), or (b) Controlled by Institute at any time during the Term and arising [***], or (c) Controlled by Institute and arising from activities conducted by either Party pursuant to the Research Agreement, in each case of (a) through (c), that (i) covers or relates to CTL Technology; and (ii) is not covered by a Valid Claim of the Patent Rights, or, if the subject of a patent or patent application in Patent Rights, does not issue as a Valid Claim.

9745235_1.docx

1.54“Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

1.55“Licensed Field” means therapeutic, palliative, prophylactic and diagnostic (including in relation to companion diagnostics) uses in all diseases and conditions and for all indications.

1.56“Licensed Method” means any process, art or method the use or practice of which, but for the license granted in this Agreement, would infringe, or contribute to, or induce the infringement of, any Patent Rights in any country were they issued at the time of the infringing activity in that country.

1.57 “Licensed Product(s)” means any (a) CTL Product or New CTL Product or Program [***], including, without limitation, a CTL Product or New CTL Product or Program [***] for use or used in practicing a Licensed Method and any product made by practicing a Licensed Method, (b) a Diagnostic Product sold for use in connection with a CTL Product or New CTL Product or Program [***], or (c) any services provided using a CTL Product or New CTL Product or Program [***] set forth in (a), in each case of (a), (b) or (c) , where the manufacture, use, Sale, offer for Sale or import of which in a given country, (i) but for the license granted in this Agreement, would infringe, or contribute to, or induce the infringement of a Valid Claim of any Patent Rights in such country, (ii) would infringe, or contribute to, or induce the infringement of a Valid Claim of any Licensee Patents in such country, and/or (iii) would utilize the Know-How Rights.  For clarity, Licensed Products include Allogeneic CTL Products and Autologous CTL Products, but subject to Section 2.6, do not include [***] unless and until Licensee [***].

1.58“Licensee Indemnitees” shall have the meaning given in Section 15.2.

1.59“Licensee Patents” means any and all patents or patent applications Controlled by Licensee that cover or claim inventions created, discovered, conceived, developed or reduced to practice in the course of activities conducted pursuant to the Research Agreement, including the following forms of intellectual property rights anywhere in the world that fall within the foregoing: (a) issued patents, continuations, continuations-in-part, divisionals, substitutions, confirmations, reissues, re-examination, validations, extensions, renewals, restorations or any similar governmental grant for protection of inventions; (b) pending applications for any of the foregoing (including both provisional and non-provisional applications); and (c) all patents and patent applications claiming priority directly or indirectly to any of the foregoing, or from which any of the foregoing claim direct or indirect priority, in each case including any joint interest in such rights held jointly with Institute.

1.60“Licensee [***] Development Plan” shall have the meaning given in Section 5.2.

1.61“Major Markets” means (a) the United States, and (b) [***] the following countries: France, United Kingdom, Italy, Germany and Spain.

9745235_1.docx

1.62“Manufacturing Agreement” shall have the meaning given in Section 6.1.

1.63“Milestone” shall have the meaning given in Section 4.3(a).

1.64“Milestone Payment” shall have the meaning given in Section 4.3(a).

1.65“MSK Agreement” means the exclusive license agreement dated June 12, 2015, by and between Licensee and Memorial Sloan Kettering Cancer Center.

1.66“[***]” shall have the meaning given in Schedule 2.1(a).

1.67“[***]” means any product or service, where the manufacture, use, leasing transferring, providing, furnishing for use, sale, offer for sale or import of such product or service in a given country would infringe, or contribute to, or induce the infringement of a Valid Claim of any [***] in such country.

1.68 “Net Sale” means the amount invoiced by Licensee or by any Affiliate or Sublicensee for Sales of Licensed Products, after deduction of the following in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to the extent applicable to such Sales:

(a)trade, quantity and cash discounts or rebates, actually allowed or taken;

(b)allowances or credits given for rejection, recall or return of previously sold Licensed Product or outdated Licensed Product;

(c)rebates and chargebacks or retroactive price reductions made to federal, state or local governments (or their agencies), or any Third Party payor, administrator or contractor, including managed health organizations, to the extent specific to Licensed Product;

(d)payments required by law to be made under special medical assistance programs (including, but not limited to, payments made under Medicaid, Medicare or other government and other similar programs such as the new “Medicare Part D Coverage Gap Discount Program” and the “Annual Fee on Branded Pharmaceutical Manufacturers”), in each case to the extent specific to Licensed Product;

(e)amounts deemed to be uncollectible due to non-payment relating to Sales of Licensed Products during the applicable calculation period;

(f)any tax or other governmental charge (including without limitation custom surcharges) borne by and not reimbursed to the Licensee other than income tax levied on the Sale, transportation or delivery of Licensed Product; and

(g)any charges for packing, handling, freight, insurance, transportation and duty charges borne by the seller.

9745235_1.docx

If Licensee makes any Net Sales to any Person at a price less than the regular price charged to other parties, and unless a cash discount within the meaning of this Section 1.68 applies, the royalties payable to Institute shall be computed on the basis of the regular price charged to other parties.

1.69“New CTL Products” shall mean, for the purposes of this Agreement, pharmaceutical or biologic products comprising Autologous CTLs or Allogeneic CTLs Specifically Directed to Targets (including [***] associated with such Target or [***] with such Target) that are associated with any New Research Program that the Parties have agreed to include within the scope of this Agreement pursuant to Section 2.3 of the Research Agreement, including [***] the Target of such New Research Program.  As of the Execution Date, New CTL Products shall include HPV-Specific CTL Products.

1.70“New Research Program” shall have the meaning given in the Research Agreement.

1.71“New Research Patent Rights” shall have the meaning given in Section 13.2(b).

1.72“New Research Program Inclusion Date” shall have the meaning given in Section 13.2(b).

1.73“Option” shall have the meaning given in Section 2.2(a).

1.74“Option Notice” shall have the meaning given in Section 2.2(a).

1.75“Original Effective Date” shall have the meaning given in the Recitals.

1.76“Original License Agreement” shall have the meaning given in the Recitals.

1.77“Orphan Drug Exclusivity” means in a particular country with respect to a Licensed Product, protection available under any Applicable Law relating to treatments for rare or neglected diseases or conditions, or otherwise requiring special incentives, that prevents or delays (notwithstanding any exceptions or provisos, save to the extent that such exceptions or provisos may be applied in the particular case) the approval, production, marketing or sale of a competitive product by a Third Party, where such Third Party has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of Licensee or any of its Affiliates, licensees or Sublicensees with respect to such product.

(a)“Participant” means any one or more of:[***]

9745235_1.docx

1.78“Patent Rights” means (a) any and all patents and patent applications Controlled by Institute as of the Execution Date (including all such patents and patent applications Controlled by Institute as of the Original Effective Date, the First Restatement Date, and/or the Second Restatement Date) that cover or claim CTL Technology and have arisen directly from activities conducted by or under the supervision of [***], including the patents and patent applications listed on Schedule 1.80, excluding any patents and patent applications included in subsection (b), (b) any and all patents or patent applications Controlled by Institute that cover or claim inventions created, discovered, conceived, developed or reduced to practice in the course of activities conducted pursuant to the Research Agreement, and (c) any and all patents and patent applications Controlled by Institute during the Term that have arisen directly from activities conducted by or under the supervision of [***] to the extent that such patents and patent applications cover or claim [***].  For clarity, Patent Rights include the following forms of intellectual property rights anywhere in the world that fall within (a), (b) and (c): issued patents, continuations, continuations-in-part, divisionals, substitutions, confirmations, reissues, re-examination, validations, extensions, renewals, restorations or any similar governmental grant for protection of inventions; (ii) pending applications for any of the foregoing (including both provisional and non-provisional applications); and (iii) all patents and patent applications claiming priority directly or indirectly to any of the foregoing, or from which any of the foregoing claim direct or indirect priority.

1.79“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.80“Phase I Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects to establish that a pharmaceutical or biological product is reasonably safe for continued testing and to support its continued testing in Phase II Clinical Trials.  “Phase I Clinical Trial” shall include without limitation any clinical trial that would satisfy requirements of 21 C.F.R. § 312.21(a).

1.81“Phase II Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects that have the targeted disease of interest to investigate the safety and efficacy of a pharmaceutical or biological product for its intended use and to define warnings, precautions, and adverse reactions that may be associated with such product in the dosage range to be prescribed.  “Phase II Clinical Trial” shall include without limitation any clinical trial that would satisfy requirements of 21 C.F.R. § 312.21(b).

1.82“Phase III Clinical Trial” means any clinical study intended as a pivotal study for purposes of seeking Regulatory Approval that is conducted on sufficient numbers of human subjects to establish that a pharmaceutical or biological product is safe and efficacious for its intended use, to define warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, and to support Regulatory Approval of such product or label expansion of such product.  “Phase III Clinical Trial” shall include without limitation any clinical trial that would or does satisfy requirements of 21 C.F.R. § 312.21(c), whether or not it is designated a Phase III Clinical Trial.

9745235_1.docx

1.83“Polyepitope CTL Product” means any pharmaceutical or biologic product comprising an Autologous CTL or an Allogeneic CTL, in either case, that is Specifically Directed to at least two Targets.

1.84“Program [***]” means any [***] developed in the course of the [***] Program, in respect of which Licensee has [***].

1.85“Regulatory Approval” means with respect to a country or region, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a Licensed Product in such country or region, including, where applicable: (a) pre- and post-approval marketing authorizations; (b) labeling approval; and (c) technical, medical and scientific licenses, in each case necessary for commercial distribution, sale or marketing of such Licensed Product in such country or region.

1.86“Regulatory Authority” means any Government Authority or other entity, in each case regulating or otherwise exercising authority with respect to the development, manufacturing or commercialization of the Licensed Product in a given country or region, including the U.S. Food and Drug Administration (“FDA”), or any successor thereto, and the European Medicines Agency (“EMA”), or any successor thereto.

1.87“Research Agreement” means the First Restated Research Agreement as in effect from the Original Effective Date until the Second Restatement Date, together with the Second Restated Research Agreement as in effect from the Second Restatement Date until the Execution Date, together with the Third Restated Research Agreement effective as of the Execution Date.

1.88“Research Agreement Patent Rights” shall have the meaning given in Section 13.2(b).

1.89“Research Milestone Payments” shall have the meaning given in the Research Agreement.

1.90“Reversion Product IP” shall have the meaning given in Section 9.6(b).

1.91“Reversion Products” shall have the meaning given in Section 9.6(b).

1.92“Royalty Term” shall have the meaning given in Section 4.8(a).

1.93“Rules of Arbitration” shall have the meaning given in Section 20.2.

1.94“Sale” means the act of selling, leasing or otherwise transferring, providing, or furnishing for use any Licensed Product (or, solely with respect to Schedule 4.15, any [***] Product) for any consideration.  Correspondingly, “Sell” means to make or cause to be made a Sale, and “Sold” means to have made or caused to be made a Sale.  For clarity, a Sale excludes any Licensed Product supplied at cost: (a) for use in clinical trials; (b) for research or for other noncommercial uses; or (c) as part of a compassionate use program (or similar program for providing Product before it has received marketing approval in a given country).

9745235_1.docx

1.95“Specifically Directed” means, with respect to a Target, the ability of a molecule, agent, or compound to selectively or preferentially bind to or interact with such Target (other than by non-specific binding).

1.96“Sublicensee” means any person or entity (including any Affiliate of Licensee) to which any of the license rights granted to the Licensee hereunder are granted a sublicense or an option to a sublicense.

1.97“Target” means an antigen expressed on or in a cell, including [***].  For clarity, a Target may be [***] (collectively, a single “Target”).  Unless otherwise specified, where the antigen is naturally occurring, a Target [***].  For clarity, (a) where a Licensed Product is [***] antigen expressed on or in a cell in association with [***] EBV and/or the virus associated with the Target of any New CTL Product and/or Program [***], and (b) where a Licensed Product is [***] associated with a [***] on or in a cell in association with the presence of, or infection of such cell by, EBV and/or the virus associated with the Target of any New CTL Product and/or Program [***], or [***] EBV and/or the virus associated with the Target of any New CTL Product and/or Program [***].

1.98“Term” shall have the meaning given in Section 9.1.

1.99“Territory” means worldwide.

1.100“Third Party” means any Person other than Institute, Licensee or any of their respective Affiliates.

1.101“Third Party License” shall have the meaning given in Section 4.7.

1.102“Third Party Product” shall have the meaning given in Section 7.2.

1.103“Third Party Royalty Payments” shall have the meaning given in Section 4.7.

1.104“[***]” shall have the meaning given in Section 4.4.

1.105“[***]” means [***].

1.106“[***] FPFD Date” shall have the meaning given in Section 5.2.

1.107“[***] Option” shall have the meaning given in Section 2.6(a).

1.108“[***] Option Notice” shall have the meaning given in Section 2.6(e).

1.109“[***] Option Period” shall have the meaning given in Section 2.6(a).

1.110“[***] Program [***] Account” shall have the meaning given in Section 2.6(c).

9745235_1.docx

1.111“Valid Claim” means any (a) claim in an issued and unexpired patent included in the Patent Rights that has not been disclaimed, abandoned or withdrawn and has not been held unenforceable or invalid by a final judgment of a court or other governmental agency of competent jurisdiction from which no appeal can be or is taken, and has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; (b) claim in a pending patent application included within the Patent Rights that has been filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling, which application has been pending for less than [***] after its priority date; or (c) claim in a pending patent application included within the Patent Rights, which application has been pending for more than [***] after its priority date and which later becomes a claim in an issued and unexpired patent included in the Patent Rights as described in subsection (a), provided that for clarity, such claim shall be a Valid Claim only during the time period during which it otherwise falls within subsections (a) or (b).

1.112“[***] License” shall have the meaning given in Section 4.4.

1.113“[***]” shall have the meaning given in Section 4.4.

2.	GRANT

2.1License Grant.  Subject to the limitations and other terms and conditions set forth in this Agreement including those reserved by Institute in Section 2.5(a), Institute hereby grants to Licensee an exclusive, royalty-bearing, sublicenseable (in accordance with Article 3) license in, to and under (a) the Patent Rights and the Know-How Rights, and (b) Institute’s interest in any patents and patent applications owned jointly by Licensee and Institute, to make, use, Sell, offer for Sale and import Licensed Products, and to practice Licensed Methods, in each case with respect to (i) Allogeneic CTL Products in the Territory in the Licensed Field, (ii) solely with respect to HPV-Specific CTL Products, EBV-Specific Autologous Products, and Autologous CTL Products in the Licensed Field, and (iii) solely following [***] arising from the [***].

(a)Assignment of Patents.  Licensee hereby assigns to Institute all of its right, title and interest to the patents and patent applications set forth in Schedule 2.1(a) attached hereto.  Notwithstanding anything to the contrary in Article 13, from and after the Execution Date, Institute shall have the sole right, but not the obligation, at its cost, to prosecute, maintain and enforce each of the patents and patent applications set forth in Schedule 2.1(a).  [***].

2.2Autologous CTL Option.

(a)The Parties hereby agree and acknowledge that Institute has granted to Licensee, and Licensee has exercised on written notice to Institute (the “Option Notice”), an option:

(1)to obtain an exclusive, royalty-bearing, sublicenseable (in accordance with Article 3) license in, to and under the Patent Rights and the Know-How Rights to make, use, Sell, offer for Sale and import Licensed Products, and to practice Licensed Methods, in each case with respect to Autologous CTL Products that are Specifically Directed to one or more Targets associated with EBV, including any [***] EBV or [***] with EBV (such products, “EBV-Specific Autologous Products”), in the Territory in the Licensed Field (such option, the “EBV Autologous Option” or the “Option”).

9745235_1.docx

(b)The Parties hereby agree and acknowledge that Licensee has paid the Option Fee to Institute pursuant to Section 4.2 and the license rights as described in Section 2.2(a)(1), are fully effective, without further action either by Institute or by Licensee.

2.3Reversion of Certain Rights.  On a Target-by-Target basis, Major Market-by-Major Market basis, and Indication-by-Indication basis, if Licensee (a) ceases or determines that it will not pursue development or commercialization of an Allogeneic CTL Product for use in a given Indication under this Agreement or the Research Agreement, and (b) ceases or determines that it does not wish to pursue the development and commercialization of an Autologous CTL Product for use in such Indication, Section 7.3 shall apply.

2.4[***] Technology.

(a)Subject to the terms and conditions of this Agreement, and the Research Agreement, during the Term, Licensee shall have an [***] under any intellectual property rights (i) Controlled by Institute or any Affiliate of Institute not included in the Patent Rights or the Know-How Rights, (ii) [***], (iii) that [***] or to [***], and (iv) that either Party [***] for the Parties’ activities under this Agreement or the Research Agreement (the “[***] Technology”).  For clarity, this Section 2.4 shall not apply to any [***] Technology that relates solely to [***], which shall be subject to Section 2.6 during the [***] Period, provided that if the [***] Period expires without Licensee exercising the [***], this Section 2.4(a) shall continue to apply, but Institute shall have no obligation under this Section 2.4 with respect to any such [***] Technology that relates solely to [***] arising from the [***] Program.

(b)With respect to any [***] Technology, Institute shall provide Licensee, prior to any discussion with any Third Party, with (i) detailed information regarding such [***] Technology, including such additional information as is reasonably requested by Licensee regarding any such [***] Technology in order to enable Licensee to appropriately evaluate such [***] Technology, and (ii) [***] arising from the use of such [***] Technology in the Territory.  Licensee shall have a period of [***] following receipt of [***] to notify Institute whether Licensee wishes to exercise [***], and the Parties shall thereafter [***] to Licensee.  If the Parties agree upon [***] in such period, they shall thereafter proceed to an [***] for such a grant of rights to be mutually agreed by the Parties.  In the event that the Parties have not agreed upon the [***] pursuant to which the Parties would [***] in the Territory within such [***] period after the initiation of good faith discussions, Institute shall be free to discuss terms and conditions for the grant of rights, to develop and commercialize such CTL Products and/or New CTL Products in the Territory to any Third Party.  Notwithstanding the foregoing, during [***] following the [***] Institute may [***] such a grant of rights with a Third Party, provided that Institute shall [***] Licensee during [***] (unless the Parties mutually agree to [***]), and provided further that [***], no [***] in the Territory shall be [***] such Third Party [***] with Licensee.

9745235_1.docx

2.5Reservation of Rights.

(a)Institute reserves and retains the right (and the exclusive rights granted to the Licensee in this Agreement shall be limited accordingly) to make, use and practice the Patent Rights and the Know-How Rights (and to grant any of the foregoing rights to other educational and non-profit institutions solely by way of a grant of rights pursuant to an academic collaboration agreement containing provisions substantially equivalent to those set forth in Schedule 2.5) entered into solely for educational and research purposes, including publication and other communication of any research results, but excluding any sponsored research performed for or on behalf of commercial entities, provided that any such rights granted under such academic collaboration agreements shall be subject to Sections 2.1, 2.4 and 11.2.  Subject to the terms and conditions of this Agreement, Institute shall also retain all rights in and to the Patent Rights and the Know-How Rights for (i) all applications that do not directly relate to, or use or incorporate, CTLs, (ii) all uses or applications of CTLs for any Indication that is not associated with EBV and/or the Target associated with any New CTL Product and is not the subject of any activities being carried out under the Research Agreement, (iii) uses or applications of CTLs for use in any Indication for which an EBV-Specific CTL Product or a New CTL Product is being developed and/or commercialized pursuant to this Agreement or the Research Agreement, solely where such use or application of CTLs is in a patient or patients (A) that have been determined [***] (as applicable), and (B) that do not [***] associated with any [***] and/or the [***] associated with any [***] such uses or applications of CTLs, and (iv) [***], excluding any [***] included in the [***] Program, which shall be subject to Section 2.6, or any [***] that is also directed to the Target of any New Research Program.

(b)The Parties acknowledge and agree that Licensee retains the right to continue all development and commercialization activities under the MSK Agreement, including any development and commercialization of products that would be Competing Products, and Licensee’s development and commercialization of products under the MSK Agreement shall not be a breach of Article 7.

(c)The Licensee acknowledges that the Institute has notified Licensee that Institute has, prior to the Original Effective Date, granted to each of the Participants an identical perpetual, irrevocable, nonexclusive royalty free license under the Patent Rights and related Know-How but excluding [***], in each case solely for internal research purposes, with a right to sublicense solely for internal research purposes with Institute’s prior written consent, on terms to be agreed between the Institute and Participant, provided that Institute is not permitted to unreasonably withhold its consent to such a sublicense.  Institute agrees that it will (i) provide Licensee with prompt written notice of any request by a Participant prior to any grant of such a sublicense, (ii) use its best efforts to ensure any such sublicense complies with Section 2.5(a), and (iii) at Licensee’s request, provide Licensee with a copy of any such sublicense, which may be redacted to the extent not necessary to demonstrate compliance with Section 2.5(a).

9745235_1.docx

2.6[***] Program.

(a)Institute has been pursuing as of the Execution Date, and proposes to continue to pursue during the Term, certain programs of research and development relating to the [***] (the “[***] Program”) and/or the [***] (the “[***] Program”).  Subject to the remainder of this Section 2.6, Institute hereby grants to Licensee an [***] for the [***] Program (the “[***]”), exercisable at any time prior to the earlier of (i) the [***] arising out of the [***] Program, and (ii) the decision by Institute to [***] (the “[***] Period”), to include [***], arising from the [***] Program as Licensed Products pursuant to this Agreement.    For the purposes of determining the duration of the [***] Period, [***] shall mean the [***].  The Parties acknowledge and agree that the [***] Option for the CMV [***] Program as described in the First Restated Agreement has terminated effective as of the Execution Date and that the CMV [***] Program (and Licensee’s obligation to fund the CMV [***] Program) will continue solely as expressly set forth in the Second Restated Research Agreement.

(b)In order to retain the right to [***] during the [***], Licensee shall [***] commencing on the Execution Date and during the remainder of the [***] Period in the form of the [***] Contribution, in accordance with a mutually agreed [***] Programs Development Plan and [***] Program Budget, as set forth in Section 2.6(e) and (f) of the Research Agreement.  Licensee may terminate the [***] at any time during the [***] Period by [***] written notice to Institute.  Following notice of termination of the [***], Licensee shall remain responsible for [***] for activities that are [***] for which the [***] has been terminated during such termination notice period, provided that [***] by Institute during the termination notice period.  Licensee shall also be responsible for [***] associated with the termination of the [***], if any.  For clarity, any failure by Licensee to pay the [***] Contribution (unless disputed in good faith by Licensee) within the timeframe set forth in Section 2.6(d) [***] and upon written notice from Institute to Licensee shall [***] for the [***] Program.

(c)The [***] Contribution shall be payable by Licensee as follows: (i) no later than [***] during the [***] Period, Institute will present to Licensee an [***] that Institute [***] during that [***] (the “[***] Program [***] Account”); (ii) provided that the amount of the [***] Program [***] Account does not exceed [***] of the amounts set forth in the [***] Budget, Licensee shall, pay the amounts set forth in the [***] Program [***] Account within [***] of receipt of  such account.  Any amounts paid towards the [***] Contribution shall be [***] made or payable by Licensee under this Agreement, provided that any [***] set forth in the [***] Program [***] Account will be adjusted in subsequent [***] Program [***] Accounts against actual costs and committed costs incurred by Institute in conducting the [***] Program.

(d)If Licensee fails to make a payment of any undisputed amount included within the [***] Program [***] Account within thirty (30) days following the due date Licensee’s right to exercise the [***] with respect to the [***] Program shall terminate.  Licensee may dispute any amount charged in good faith by written notice to Institute, and the Parties shall promptly meet following any such notice to discuss and resolve any such dispute in good faith.

9745235_1.docx

(e)Licensee may exercise the [***] by giving written notice to Institute at any time during the [***] Period (the “[***] Notice”) and paying the [***] Fee in accordance with Section 4.2(b).  Upon receipt of the [***] Option Notice and the [***] Fee, [***], arising from the [***] Program will be included as Licensed Products pursuant to this Agreement, and the [***] Program shall thereafter be subject to the terms and conditions of this Agreement, including the milestone payments due under Section 4.3, and the royalty obligations set forth in Section 4.6 set forth in the column entitled “Licensed Product that is a Program [***] Arising from the [***] Program” in the table in such Section, that are applicable to Licensed Products arising from the [***].

(f)If Licensee does not exercise a [***] for the [***] Program during the [***] Period, or if the [***] is terminated by Licensee pursuant to Section 2.6(b), then subject to the rights granted to Licensee under this Agreement, including the licenses granted in Section 2.1, and to subsection (g) below, all rights of Licensee under the [***] Program for which the [***] has not been exercised (or for which the [***] has been terminated, as applicable) shall terminate, and Institute shall thereafter have no further obligations to Licensee with respect to the [***] Program.

(g)Notwithstanding subsection (f), following either (i) the expiration of the [***] Period without exercise of the [***] by Licensee for the [***] Program, (ii) termination by Licensee of the [***] for the [***] Program or (iii) at any time with respect to the [***] Program, as set forth below, if Institute grants rights to any Third Party to develop or commercialize any product (including any [***]) arising from the [***] Program, Institute shall [***] under any agreement for the grant of such rights, until [***] with respect to the [***] Program for which rights have been granted to such Third Party and (ii) with respect to the [***].  For clarity, Licensee may terminate the [***] Option by (A) the giving of [***] written notice to Institute in accordance with Section 2.6(b), or (B) written notice in the event of (1) any issue relating to the safety or efficacy of the [***], or (2) [***] applicable to the development and commercialization of the [***], or (3) [***].

(h)For the purposes of this Section 2.6, “[***] Development Costs” shall mean the [***] costs incurred ([***]) by Institute in conducting the [***] Program, provided that (i) [***] Development Costs shall also include [***] Program) associated with the [***] Program, which shall be mutually agree by the Parties and set forth in the [***] Budget, and (ii) [***] set forth in the Research Agreement.

2.7No Other Rights.  Each Party acknowledges that the rights and licenses granted in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to any know-how, patent or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

9745235_1.docx

3.	SUBLICENSES

3.1Permitted Sublicensing.  Institute grants to the Licensee the right to sublicense, in whole or in part, as follows: (a) Licensee shall have the right to sublicense the Patent Rights and the Know-How Rights within the Territory in the Licensed Field solely to Licensee’s Affiliates and subcontractors performing work on behalf of Licensee; and (b) Licensee shall have the right to sublicense the right to make, use, sell, offer for sale and import Licensed Products within the Territory in the Licensed Field through multiple tiers.  The term Sublicense shall include any grant of rights under this Agreement by a Sublicensee to any downstream Third Party, such downstream Third Party shall also be considered a Sublicensee for purposes of this Agreement.

3.2Sublicense Requirements.  The Licensee shall (a) provide Institute with a copy of each sublicense issued within thirty (30) days after the execution of such sublicense; (b) collect payment of all payments due to Institute from Sublicensees through Licensee arising from Sales of Licensed Products; and (c) summarize and deliver all reports due Institute from Sublicensees through Licensee.

3.3Sublicense Terms.  Each Sublicensee must be subject to a written sublicense agreement containing all terms of the sublicense, which shall include at least the following terms and conditions:

(a)record keeping, audit and reporting obligations substantially equivalent to those set forth in Sections 8.1 and 8.2 of this Agreement, sufficient to enable Licensee and Institute to reasonably verify the payments due to Licensee and Institute under such Sublicense and to reasonably monitor such Sublicensee’s progress in developing and/or commercializing Licensed Product, including the right for Institute (or its designee) to perform a direct audit of Sublicensee’s books and records on terms no less stringent than those set forth in Section 8.2 of this Agreement;

(b)infringement and enforcement provisions that do not conflict with the restrictions and procedural requirements imposed on Licensee and do not provide greater rights to Sublicensee than as provided in Article 14;

(c)confidentiality provisions with respect to Confidential Information of Institute consistent with the restrictions on Licensee in Article 22 of this Agreement;

(d)a requirement of indemnification of Institute by Sublicensee that is equivalent to the indemnification of Institute by Licensee under Section 15.1 of this Agreement; and

(e)a requirement of obtaining and maintaining insurance by Sublicensee that is equivalent to the insurance requirements of Licensee under Section 15.4 of this Agreement.

9745235_1.docx

Any Sublicense that does not include all of the terms and conditions set forth in this Section 3.3 or which is not issued in accordance with the terms and conditions set forth in this Article 3, shall be considered null and void with no further notice from Institute.

3.4Effect of License Termination.  Upon termination of this Agreement for any reason, all sublicenses that are granted by Licensee pursuant to this Agreement will remain in effect and will be assigned to Institute, provided that the Sublicensee is in compliance with its sublicense agreement as of the date of such termination, and except that Institute will not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of Institute set forth in this Agreement.  Institute will have the sole right to modify each such assigned sublicense to include all of the rights of Institute that are contained in this Agreement.

4.	FINANCIAL PROVISIONS

4.1Issue Fee.

(a)As initial payment for the rights received under this Agreement with respect to CTL Products, Licensee paid to Institute a fixed fee of three million dollars ($3,000,000) (the “Issue Fee”) within fifteen (15) business days following the Original Effective Date.  The Issue Fee is non-refundable and non-creditable against any other amounts, including but not limited to, Earned Royalties due to Institute by Licensee.  The Issue Fee is in no way contingent on use or productivity of Patent Rights and Know-How Rights provided by Institute.

(b)As initial payment for the rights received under this Agreement with respect to BKV/JCV-Specific CTL Products, Licensee paid to Institute a fixed fee of [***] (the “BKV/JCV Issue Fee”) within fifteen (15) business days following the First Restatement Date.  The BKV/JCV Issue Fee is non-refundable and non-creditable against any other amounts, including but not limited to, Earned Royalties due to Institute by Licensee.  The BKV/JCV Issue Fee is in no way contingent on use or productivity of Patent Rights and Know-How Rights provided by Institute.

4.2Option Fees.

(a)Each Party acknowledges that Licensee has previously delivered an Option Notice for the EBV Autologous Option and has paid to Institute a fee of [***] (the “Option Fee”).  The Option Fee is nonrefundable and non-creditable against any other amounts once paid and is not in any way contingent on use or productivity of the underlying technology and know-how related to the EBV Autologous Option.

(b)Within ten (10) days following Licensee’s delivery of a [***] Notice for the [***] Program, Licensee shall pay to Institute a fee of [***] (the “[***] Fee”).  The [***] Fee is non-refundable and non-creditable against any other amounts once paid and is not in any way contingent on use or productivity of the underlying technology and know-how related to the [***] Program.

9745235_1.docx

4.3Milestone Payments.

(a)As additional consideration for Institute entering into this Agreement and the Research Agreement, Licensee will pay to Institute the milestone payments (each, a “Milestone Payment”) set forth in the table below for each Allogeneic Licensed Product and/or Autologous Licensed Product (as applicable pursuant to the table set forth below) to achieve the corresponding milestone (each, a “Milestone”), whether achieved by Licensee or an Affiliate or Sublicensee.  Licensee shall promptly notify Institute in writing of the achievement of any such Milestone and Licensee shall pay Institute in full the corresponding Milestone Payment within [***] of such achievement.  For clarity, each Milestone Payment is payable once only for each Allogeneic CTL Product and once for each Autologous CTL Product, and each Milestone Payment is non-refundable, and is not an advance against royalties due to Institute or any other amounts due to Institute.

Milestone Payment
Milestone Trigger Event		Licensed Product Specifically Directed to [***]	Licensed Product Arising [***] Activities under Research Agreement	[***]
1	First calendar year in which worldwide annual Net Sales of Product [***]	[***]	[***]	[***]
2	First calendar year in which annual Net Sales of Product [***]	[***]	[***]	[***]
3	First calendar year in which annual Net Sales of Product [***]	[***]	[***]	[***]

(b)Unless a Milestone Payment is specified as payable for more than one Indication in the table above, each Milestone Payment will be payable by Licensee only once, following the first time a given Licensed Product achieves the specified Milestone, for each Allogeneic CTL Product and each Autologous CTL Product to achieve such Milestone.

(c)Each time a Milestone is achieved, then any other Milestone Payments with respect to earlier Milestones that have not yet been paid will be due and payable together with the Milestone Payment for the Milestone that is actually achieved.

(d)If Licensee, with respect to a given Licensed Product and a given Indication, elects to progress the development and commercialization of an Autologous CTL Product in lieu of an Allogeneic CTL Product for such Indication, then (i) following the decision to progress development and commercialization of such Autologous CTL Product, Licensee shall owe all subsequent Milestone Payments due for such Autologous CTL Product, and (ii) subsection (c) shall apply solely with respect to any Milestone Payments that are applicable to both Autologous CTL Products and Allogeneic CTL Products, and have not already been paid for the Allogeneic CTL Product.

9745235_1.docx

4.4Milestone Offset.  If Licensee reasonably believes, on the advice of legal counsel, that it is necessary to obtain a license (or a sublicense) from any Third Party under (a) any patents or patent applications owned or otherwise controlled by a Third Party that claim or cover the [***], including without limitation any specific constructs or variants of such [***], wherever originating, including without limitation any such patents or patent applications owned or otherwise controlled by [***] and/or the [***] (the “[***]”), and/or (b) any patents or patent applications having a priority date [***] owned or otherwise controlled by any [***] in order to develop, make, have made, use, Sell, offer for Sale or import any Licensed Product (such licenses, each an “Additional License”), and pursuant to such Additional License is required to pay any consideration ([***]) to such Additional Party for development and commercialization of such Licensed Product (“Additional License Payments”), then Licensee may offset [***] paid to such Additional Party against [***] payable to Institute under this Agreement or [***] payable to Institute under [***] under this Agreement in relation to such Licensed Product or [***] in relation to such Licensed Product after the effective date of such Additional License, [***], provided that Licensee may not offset any Additional License Payments due under the [***] for all Licensed Products in aggregate (the “[***]”).  For clarity, Licensee’s right to offset Additional License Payments under any Additional License falling within (b) shall be subject to [***].  Notwithstanding the foregoing, in no event shall the offset of Additional License Payments exceed [***], as applicable, and [***] due to Institute under this Agreement and the Research Agreement.  Any Additional License Payments ([***] in excess of such [***] may be [***] by Licensee and [***], provided that no offset may be taken by Licensee against [***] prior to the effective date of such Additional License.

4.5Royalties.  Subject to Section 4.4, Earned Royalties will accrue on a Licensed Product-by-Licensed Product basis and country-by-country basis, for the duration of the Royalty Term and will be payable to Institute when Licensed Products are invoiced, or if not invoiced, when delivered or otherwise exploited by the Licensee, its Affiliate or Sublicensee in a manner constituting a Sale.

4.6Earned Royalty.  As further consideration for the rights granted under this Agreement and activities agreed under this Agreement and the Research Agreement, Licensee will pay to Institute the following earned non-refundable, non-creditable royalty on Net Sales of Licensed Products (“Earned Royalty”):

Aggregate Annual Net Sales	Royalty Percent
	[***] CTL Products	Licensed Products Arising [***] under the Research Agreement	Licensed Product that is a [***] Program
Portion less than [***]	[***]	[***]	[***]
Portion greater than or equal to [***]	[***]	[***]	[***]

Notwithstanding the foregoing, for any Licensed Product that is a Diagnostic Product, the Earned Royalty shall be [***] of the royalty rates set forth in the table above.

9745235_1.docx

4.7Royalty Offset.  If Licensee [***], that it is necessary to obtain a license under patents or patent applications Controlled by a Third Party (a “Third Party License”) in order to develop, make, have made, use, Sell, offer for Sale or import any Licensed Product, and pursuant to such Third Party License is required to pay royalties to such Third Party (“Third Party Royalty Payments”), then Licensee may deduct [***] of all royalties paid to such Third Party against the Earned Royalty owed to Institute, up to a limit of [***] of the applicable Earned Royalty in any given calendar year.  Any Third Party [***] Payments in excess of such [***] limit for a given calendar year [***].

4.8Royalty Term.

(a)Subject to the remainder of this Section 4.8, the Earned Royalty will be payable, on a Licensed Product-by-Licensed Product basis, and on a country-by-country basis, from the date of First Commercial Sale of such Licensed Product in such country until the last to occur of the following: (i) expiration or abandonment of the last Valid Claim of (A) any of the Patent Rights existing as of the Original Effective Date that cover or claim [***] such Licensed Product in such country, (B) any patent or patent application included in the Patent Rights following the Original Effective Date that arises as a result of the Parties’ activities conducted pursuant to the Research Agreement, or (C) any [***]; (ii) cessation of any Data Exclusivity Protection or Orphan Drug Exclusivity applicable to such Licensed Product in such country; or (iii) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”).

(b)Notwithstanding the foregoing, if in a country, (i) neither of the events set forth in Section 4.8(a)(i) and/or Section 4.8(a)(ii) have occurred in relation to such Licensed Product, (ii) one or more Comparable Third Party Products for such Licensed Product have been sold in such country for a period of [***], (iii) such Comparable Third Party Products do not infringe any Valid Claim of the [***], Licensee is [***], and (iii) following such [***] period, Net Sales during [***] Calendar Quarters in such country are [***] for the [***] Calendar Quarters, the Earned Royalty will be reduced thereafter to [***] of the amounts set forth in the table in Section 4.6 above (following any offsets applicable under Section 4.7).  Furthermore, if in a country, at any time prior to the [***] anniversary of the First Commercial Sale of such Licensed Product, [***] set forth in Section 4.8(a)(i) and/or Section 4.8(a)(ii) have occurred in relation to such Licensed Product, the Earned Royalty will be reduced thereafter to [***] of the amounts set forth in the table in Section 4.6 above (following any offsets applicable under Section 4.7).

(c)Following the expiration of the Royalty Term, all licenses granted to Licensee hereunder shall become perpetual, exclusive and fully paid-up.

4.9Royalty Payment Schedule.  The Licensee will pay to Institute all Earned Royalties payable to Institute quarterly on or before February 28 (for the Calendar Quarter ending December 31), May 31 (for the Calendar Quarter ending March 31), August 31 (for the Calendar Quarter ending June 30) and November 30 (for the Calendar Quarter ending September 30) of each calendar year.  Each payment will be for Earned Royalties accrued within the Licensee’s most recently completed Calendar Quarter.

9745235_1.docx

4.10Currency.  All consideration due Institute will be payable and will be made in United States dollars by wire transfer to an account designated by Institute.  When Licensed Products are Sold for monies other than United States dollars, the Earned Royalties and other consideration will first be determined in the foreign currency of the country in which such Licensed Products were Sold and then converted into equivalent United States dollars.  The exchange rate will be the average exchange rate quoted in The Wall Street Journal for the purchase of United States dollars during the last thirty (30) days of the reporting period.

4.11Royalty Reports.  Beginning with the First Commercial Sale of an Licensed Product, within [***] following the end of each Calendar Quarter, Licensee shall make quarterly royalty reports to Institute on or before each February 28, May 31, August 31 and November 30 of each year.  Each royalty report will cover the Licensee’s most recently completed Calendar Quarter and will show: (i) the amount invoiced for Sales and Net Sales of Licensed Products that are Sold during the most recently completed calendar quarter; (ii) the [***] Licensed Product that is Sold on a country by country basis; (iii) the Earned Royalties, in U.S. dollars, payable with respect to Sales of Licensed Products; (iv) the [***] Earned Royalty; (v) a [***] to calculate Net Sales; and (vi) the exchange rates used.

4.12Taxes.  Earned Royalties on Net Sales of Licensed Products and other consideration accrued in, any country outside the United States may be reduced by any taxes, fees or other charges imposed by the government of such country, including those taxes, fees and charges allowed under the provisions of the definition of “Net Sales” in Article 1.

4.13Late Payments.  If Earned Royalties, fees, reimbursements for Patent Prosecution Costs or other monies owed to Institute are not received by Institute when due, the Licensee will pay to Institute interest at a rate of the lesser of: (a) [***], or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by Law.  Such interest will be calculated from the date payment was due until actually received by Institute.

4.14Acknowledgement.  The Parties acknowledge that the payments required to be made by Licensee to Institute under this Agreement are in consideration of all rights granted to Licensee and obligations undertaken by Institute under this Agreement.  Such granted rights include use of valuable Know-How Rights, and the right to participate in the JSC and the conduct of the Development Plan so as to discover or develop Licensed Products that may not be, or may cease to be, covered by (a) Patent Rights, (b) Data Exclusivity, or (c) Orphan Drug Exclusivity.  Each Party expressly acknowledges that it is their intention that royalties and other consideration be paid in accordance with the terms of this Agreement, and during the periods set forth in this Agreement, notwithstanding that a Licensed Product may be royalty-bearing at a reduced rate pursuant to Section 4.8(b) in the absence of coverage by (i) Patent Rights, or after the expiration of such Patent Rights, or (ii) Data Exclusivity, or (iii) Orphan Drug Exclusivity.

4.15[***] Fees. As further consideration for the rights granted and payments received by Institute under this Agreement, Institute agrees to pay to Licensee the [***] Fees as set forth on Schedule 4.15.

9745235_1.docx

5.	DILIGENCE; REGULATORY ACTIVITIES

5.1General Diligence.  Licensee, following execution of this Agreement, will use Commercially Reasonable Efforts to proceed with the development, manufacture and Sale of Licensed Products [***] in the Territory.  Without limiting the following, unless otherwise agreed by the Parties in a writing that specifically references these obligations, Licensee shall:

(a)[***];

(b)[***]; and

(c)[***];

provided that, if Licensee’s failure to meet the applicable diligence obligation under Section 5.1(b) to Section 5.1(c) is the result of (i) Institute’s failure to perform its obligations in accordance with (A) the Research Agreement and the Development Plan (including any timelines set forth therein), or (B) any Manufacturing Agreement entered into by the Parties, or (ii) additional development activities (including any changes to manufacturing process or activities) required by the FDA in order to obtain regulatory approval for a Licensed Product, then in each case the target timeframe to meet the diligence requirements set forth in Section 5.1(b) to Section 5.1(c), as applicable, shall be [***], to complete the required activities. The Parties agree and acknowledge that Licensee has met its diligence obligation as set forth in Section 5.1(a).

5.2Specific Diligence for [***] Program.  Following exercise of the [***] for the [***], Licensee will use Commercially Reasonable Efforts to proceed with the development, manufacture and Sale of Licensed Products that [***] in the [***] in the Territory.  Within [***] for the [***] Program, Licensee shall provide Institute with a reasonably detailed development plan for the further development of the [***], through to Regulatory Approval (the “Licensee [***] Development Plan”).  Following Licensee’s delivery of the Licensee [***] Development Plan to Institute, the Parties shall discuss and mutually agree upon the date upon which Licensee will be required to [***] occurring after exercise of the [***] for the [***] Program (the “[***] Date”).  The [***] Date, once mutually agreed by the Parties or determined pursuant to Article 20 as described below, shall be executed by each Party and thereupon constitute an additional diligence obligation for Program [***] arising from the [***] Program equivalent to the diligence obligations set forth in Section 5.1(a) through (c) for CTL Products arising from the Research Collaboration and be deemed to be a part of this Agreement.  If the Parties are unable to agree on the [***] Date within [***] after Licensee’s delivery of the Licensee [***] Development Plan to Institute, then such dispute shall first be escalated to the Executives for resolution in accordance with Section 20.1, and if not resolved within the time period set forth therein, each Party shall, [***] following the expiration of the time period for the Executive resolution under Section 20.1, [***] Date shall be [***].

9745235_1.docx

5.3Governance.  The Parties’ activities under this Agreement and the Research Agreement shall be overseen by the JSC, as further set forth in Article 3 of the Research Agreement.  In the event that the Research Agreement is terminated or expires, the JSC will remain in place and continue to operate as set forth in the Research Agreement to the extent applicable to activities under this Agreement, including with respect to each Party’s final decision making authority as set forth in Section 3.3(f) of the Research Agreement.  For the avoidance of doubt, the exercise of such authority by Licensee shall in no way define, affect or diminish the diligence obligations of Licensee hereunder.

5.4Progress Reports.  On a [***] basis, but in any event no later than June 1st and December 1st in each calendar year, as long as Licensee continues to develop and commercialize Licensed Products, Licensee will submit a written report to Institute covering the Licensee’s (and any of its Affiliates’ or Sublicensees’) activities related to this Agreement, including any updates or amendments to the Development Plan and activities being conducted pursuant to the Research Agreement (each, a “Progress Report”).  The report will include information reasonably sufficient to enable Institute to ascertain progress by Licensee toward meeting this Agreement’s diligence requirements set forth in Section 5.1.  Each report will describe, where relevant: (a) current schedule of anticipated events or milestones; (b) summary of work completed and in progress, including against the Development Plan, during such period; (c) summary of work in progress and progress toward commercialization of Licensed Products; (d) significant corporate transactions involving Licensed Products, including any Sublicenses granted.  Licensee shall include in each Progress Report the date of First Commercial Sale of any Licensed Product in each country, as applicable.

5.5Regulatory Activities.

(a)Licensee shall be solely responsible, at Licensee’s expense for filing, obtaining and maintaining all Regulatory Approvals required for the development and commercialization of Licensed Products anywhere in the Territory where Licensed Products are manufactured, used, Sold, offered for Sale or imported.  Licensee will obtain all such Regulatory Approvals in its own name (or that of a Licensee Affiliate) and shall own all right, title and interest in and to such Regulatory Approvals, and all materials, data and information included therein and relating thereto.  Notwithstanding the foregoing, and subject to the terms and conditions of the Research Agreement, Institute shall be responsible for obtaining any Regulatory Approvals required for any clinical trials conducted by Institute or any Affiliate under the Research Agreement, provided that Institute shall provide Licensee with copies of all such fillings and correspondence relating thereto, and Licensee shall have a right of reference to all data, materials and information contained in any such regulatory filings and Regulatory Approvals.

(b)Institute shall transfer to Licensee all of the data and information Controlled by Institute and arising from (i) the activities under the Research Agreement, or (ii) activities conducted by or under the supervision of [***] prior to the date of the [***], in each case that is necessary or useful for the development, manufacturing and commercialization of EBV-Specific Autologous Products.

9745235_1.docx

5.6Abandonment.  If Licensee decides to abandon, or does in fact abandon, on a Licensed Product by Licensed Product and Major Market-by-Major Market basis the development or commercialization of Licensed Products (including an [***], solely following the [***]), then Licensee shall forthwith notify Institute in writing and Institute shall have the right to terminate this Agreement, solely with respect to the Major Market(s) in which such abandonment has taken place, upon written notice to Licensee in relation to such Licensed Product(s) and Major Market(s).  A suspension of a New Research Program or other activities related to the development or commercialization of a Licensed Product shall be deemed to be abandonment if Licensee does not have a good-faith intention to continue development and commercialization of such Licensed Product.  Upon such termination, any such Licensed Products shall be deemed Reversion Products (as defined in Section 9.6(b)), and Section 9.7 shall apply.  Promptly following such notice of termination, the Parties shall meet to discuss in good faith and agree upon the process for transitioning to Institute the rights to commercialize such Licensed Product in the applicable Major Markets, and to coordinate the ongoing development and commercialization of such product in such terminated Major Market, including the sharing of information, regulatory filings and data relating thereto.

6.	MANUFACTURE AND SUPPLY

6.1The Parties are parties to and intend to enter into one or more agreements that will govern the terms of manufacture and supply of CTL Products and New CTL Products and Program [***], including specific [***] Products for clinical supply for use in development activities, including clinical trials to be conducted by each Party pursuant to the Development Plan and under the Research Agreement (each, a “Manufacturing Agreement”).  As of the Execution Date, the Parties anticipate that any such additional Manufacturing Agreement shall incorporate commercially reasonable terms that are appropriate for a similarly situated manufacturing agreement, and shall include at least the following principles, as set forth below in Sections 6.1(a) through (d), and other material terms such as pricing, as the Parties shall mutually agree upon:

(a)Institute shall be responsible for the manufacture and supply of CTL Products and New CTL Products and Program [***] (including specified [***] Products) for clinical supply through to [***] (which may include, subject to mutual agreement of the Parties, [***]), itself or through an Affiliate or mutually-agreed upon Third Party contract manufacturing organization (“CMO”).  The costs applicable to such manufacturing activities will be set forth in the Development Plan under the Research Agreement.

(b)Institute’s obligation to manufacture and supply as set forth in Section 6.1(a) shall be conditioned on (i) the manufacturing entity shall have all Regulatory Approvals required for manufacture of Licensed Products for clinical supply, and (ii) the manufacturing entity shall have appropriate production capacity (including the ability to scale up as required) for the applicable CTL Products and New CTL Products and Program [***] to meet the timelines and specifications provided by Licensee for Licensed Product for clinical development.

9745235_1.docx

(c)The Parties shall discuss in good faith the arrangements for the manufacture and supply of Licensed Products for clinical development activities following completion of Phase I Clinical Trials and for commercialization of Licensed Products in the Territory, including the selection of an appropriate manufacturing entity, which may include without limitation, either Party or its Affiliates, or a mutually agreed Third Party CMO.  If Licensee requests that Institute continue to perform manufacturing and supply activities for Licensed Products hereunder, then Institute shall, subject to negotiation and agreement on the terms of the Manufacturing Agreement, manufacture and supply such Licensed Products to Licensee, with the further terms of such manufacture and supply to be set forth in the Manufacturing Agreement.

(d)The Parties acknowledge and agree that for the purposes of facilitating the manufacture and supply of Licensed Products to support the Parties’ activities under this Agreement and the Research Agreement, including for reasons related to regulatory requirements or cost-effectiveness and economies of scale of production, Licensee may elect, or it may be necessary for the Parties to transfer manufacturing and supply to a different Third Party CMO, or to a different facility.  Each Party agrees that with respect to any transfer of manufacturing technology, it will provide reasonable assistance to the other Party, at such other Party’s reasonable expense and subject to such arrangements as are necessary to protect confidential information and proprietary know-how, to effect such transfer in a timely fashion and without undue disruption to the manufacture and supply of the applicable Licensed Product(s).

7.	CERTAIN COVENANTS

7.1General Rule.  Subject to Section 7.2, during the period beginning on the Original Effective Date and ending on the expiration or earlier termination of this Agreement, neither Party shall (directly or indirectly, and either with or without a bona fide collaborator) conduct outside the scope of this Agreement, or the Research Agreement, any programs that are intended to identify, optimize, develop or commercialize a Competing Product.

7.2Exception for Certain Third Party Products.  Notwithstanding Section 7.1, during the Term, Licensee may acquire or in-license from a Third Party (a) rights in technology (including rights in patents, patent application and/or know-how) that Licensee [***] to the Patent Rights and Know-How Rights licensed by Institute to Licensee hereunder and are necessary or useful for the development and commercialization of Licensed Products hereunder, and/or (b) rights to develop and commercialize a CTL Product or New CTL Product or Program [***] that [***] (a “Third Party Product”) if Licensee [***] that such [***] by Licensee or Institute (including any such Third Party Product [***], including without limitation because such Third Party Product (a) [***] then under development, (b) [***] then under development, and/or (c) [***] then under development by Licensee.  Licensee may negotiate the terms of such a Third Party license or other agreement at its sole discretion.  Notwithstanding the foregoing, if Licensee acquires rights in such a Third Party Product, Licensee shall [***] the development and commercialization of such Third Party Product pursuant to [***], for the Term of this Agreement, provided that if such Third Party Product is [***] pursuant to the foregoing shall be [***] of the amounts that [***].

9745235_1.docx

7.3Autologous CTL Programs.  On an Indication-by-Indication basis, Licensee shall notify Institute in writing within [***] following Licensee’s determination that Licensee (a) will not pursue development or commercialization of an Allogeneic CTL Product for use in a given Indication under this Agreement or the Research Agreement, and (b) does not wish to pursue the development and commercialization of an Autologous CTL Product for use in such Indication.  Provided that such Indication is not the subject of an existing research and development Program under the Research Agreement, Institute shall have the right to develop and commercialize Autologous CTL Products for use in such Indication without such development and commercialization being a breach of this Article 7, and the license granted to Licensee pursuant to Section 2.2 with respect to Autologous CTL Products shall no longer apply to any Autologous CTL Product for use in such Indication.  Without limiting the foregoing, the Parties shall discuss, at least annually through the JSC, whether Licensee intends to, or is continuing to pursue development or commercialization of an Allogeneic CTL Product for use in the Indications that are the subject of research and development activities pursuant to the Research Agreement.  Licensee will provide such information regarding its development and commercialization of such Allogeneic CTL Products as is required to reasonably inform Institute for the purposes of such discussions.

8.	BOOKS AND RECORDS

8.1Accounting.  Licensee shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with GAAP.  Licensee shall keep, and shall require each Sublicensee to keep, accurate books and records showing all Licensed Products manufactured, used, and/or Sold under the terms of this Agreement.  Books and records must be preserved for at least five (5) years from the date of the Earned Royalty payment to which they pertain.  Upon reasonable notice, key personnel, books and records will be made reasonably available and will be open to examination by representatives or agents of Institute during regular office hours to determine their accuracy and assess Licensee’s and, if applicable, each Sublicensee’s, compliance with the terms of this Agreement, provided that Licensee and any Sublicensees shall not have any obligation to provide access more than once in any given twelve (12) month period.

8.2Audits.  In addition to the right of Institute to examine the books and records and interview key personnel as provided in Section 8.1 above, Institute, at its own cost, through an independent auditor reasonably acceptable to Licensee and, if applicable, a Sublicensee (and who has executed an appropriate confidentiality agreement reasonably acceptable to Licensee and, if applicable, a Sublicensee that requires the auditor to keep any information learned by it confidential except as needed to report its audit conclusions to Institute), may inspect and audit the relevant records of Licensee or a Sublicensee pertaining to the calculation of any Milestones and Earned Royalties due to Institute under this Agreement.  Licensee and, if applicable, a Sublicensee shall provide such auditors with access to the records during reasonable business hours.  Such access need not be given to any such set of records more often than once each year or more than five (5) years after the date of any report to be audited.  Institute shall provide Licensee with written notice of its election to inspect and audit the records related to the Earned Royalty due hereunder not less than thirty (30) days prior to the proposed date of review of Licensee’s and, if applicable,

9745235_1.docx

a Sublicensee’s records by Institute’s auditors.  Should the auditor find any underpayment of Milestones or Earned Royalties by Licensee, Licensee shall (a) promptly pay Institute the amount of such underpayment; (b) shall reimburse Institute for the cost of the audit, if such underpayment equals or exceeds the [***]; and (c) provide such auditors with an audit right exercisable within six (6) months after Institute receives the audit report.  If the auditor finds overpayment by Licensee, then Licensee shall have the right to deduct the overpayment from any future royalties due to Institute by Licensee or, if no such future royalties are payable, then Institute shall refund the overpayment to Licensee within [***] days after Institute receives the audit report.  Licensee may designate competitively sensitive information which such auditor may see and review but which it may not disclose to Institute; provided, however, that such designation shall not restrict the auditor’s investigation or conclusions.

9.	TERM; TERMINATION

9.1Term.  Unless otherwise terminated by operation of law, Section 9.2, or by acts of the parties in accordance with the terms of this Agreement, this Agreement will remain in effect from the Original Effective Date until the expiration of all payment obligations hereunder (the “Term”).

9.2Bankruptcy.  This Agreement will automatically terminate without the obligation to provide sixty (60) days’ notice as set forth in Section 9.3 or 9.4 upon the filing of a petition for relief under the United States Bankruptcy Code by or against the Licensee as a debtor or alleged debtor.

9.3Termination for Material Breach.  If a Party fails to perform or violates any material term of this Agreement, then the other Party may give written notice of breach to the breaching Party.  If the breaching Party fails to repair the default within ninety (90) days after the date of receipt of such notice of breach, the other Party may terminate this Agreement by delivering a second written notice.  If such second notice is sent to the breaching Party, this Agreement will automatically terminate on the date that such notice is received by the breaching Party.

9.4Termination for Convenience.  The Licensee has the right at any time to terminate this Agreement at will by providing written notice of termination to Institute, and paying to Institute a break fee equal to fifty percent (50%) of the amount of the next Milestone Payment that would be payable to Institute in respect of Licensee’s then most advanced Licensed Product.  Termination of this Agreement will be effective sixty (60) days from the date such termination notice is received by Institute.  Institute does not have any right to terminate this Agreement for convenience.

9.5Termination if Patent Rights Challenged.  Institute has the right to terminate this Agreement by providing written notice of termination to Licensee, if Licensee or any of its Affiliates commence, pursue, encourage or support any administrative, judicial or other similar proceeding to challenge the validity, enforceability or scope of any rights under any Patent Rights, including without limitation by (a) filing a declaratory judgment action in which any such Patent Rights are alleged to be invalid or unenforceable; (b) citing prior art pursuant to 35 U.S.C. §301, filing a request for re-examination of any of such Patent Rights pursuant to 35 U.S.C. §302 and/or §311, or provoking or becoming a party to an interference with an application for any such Patent Rights pursuant to 35 U.S.C. §135; or (c) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against any such Patent Rights in any country.

9745235_1.docx

9.6Effects of Termination or Expiration.  The termination or expiration of this Agreement will not relieve the Licensee of its obligation to pay any fees, royalties or other payments owed to Institute at the effective date of such termination or expiration and will not impair any accrued right of Institute, including the right to receive Earned Royalties in accordance with Article 4.  Additionally:

(a)Upon expiration (but not termination) of this Agreement, the licenses granted to Licensee under Section 2.1 (with respect to Licensed Products that are [***], solely to the extent that the [***] has been exercised prior to expiration) shall continue on a perpetual, irrevocable, exclusive, fully paid-up, royalty-free basis.

(b)Upon termination (but not expiration) of this Agreement, all rights and licenses granted to Licensee in Article 2 shall terminate, subject to Section 9.7, all rights of Licensee under the Patent Rights and Know-How Rights shall revert to Institute, and Licensee and its Affiliates shall cease all use of the Patent Rights and the Know-How Rights.  Following the effective date of such termination, all Licensed Products that are EBV-Specific CTL Products or New CTL Products or Program [***], as applicable, shall thereafter be deemed “Reversion Products” and shall be subject to Section 9.7.  Notwithstanding the foregoing, in the event of a material breach by Institute of this Agreement permitting Licensee to terminate this Agreement pursuant to Section 9.3, as finally determined pursuant to a resolution in accordance with Article 20 or mutually agreed by the Parties (including by way of settlement), Licensee may, at its sole discretion and in lieu of such termination, elect to keep this Agreement in place and continue the development and commercialization of Licensed Products hereunder.  If Licensee decides to keep this Agreement in place in lieu of termination, all payments, including all Milestone Payments and Earned Royalties, that would be due to Institute thereafter under the terms of this Agreement shall be [***] for the remainder of the Term.

(c)Upon termination (but not expiration) of this Agreement, all regulatory filings (including all INDs and BLAs) and Regulatory Approvals and all other documents necessary to further develop and commercialize the Reversion Products, as they exist as of the date of such termination, (and all of Licensee’s right, title and Institute therein and thereto) shall be assigned to Institute, and Licensee shall provide to Institute one (1) copy of the foregoing documents and filings that relate to Reversion Products, subject to Institute’s reimbursement of Licensee’s actual costs incurred in transferring such items to Institute, and preparing such items in connection with such transfer.  For clarity, Institute shall have the right to use the foregoing material information, materials and data developed by Licensee solely in connection with Institute’s (or its Affiliates or licensees’) development, manufacture and commercialization of Reversion Products.

(d)Upon termination (but not expiration) of this Agreement, in the event that Licensee has inventory of any Licensed Product included in the Reversion Products prior to the effective date of termination, Licensee shall have [***] after the effective date of termination during which to dispose of such inventory (subject to the payment to Institute of any royalties due hereunder thereon) (the “Inventory Disposal Period”).

9745235_1.docx

(e)Upon termination (but not expiration) of this Agreement, Licensee shall provide to Institute the tangible embodiments of all know-how, data and information Controlled by Licensee and its Affiliates in existence as of the effective date of such termination to the extent necessary for the development and commercialization of the Reversion Products as such Reversion Products exist as of the effective date of such termination, subject, to Institute’s reimbursement of Licensee’s actual out of pocket and internal direct costs and expense incurred in transferring such items, and preparing and making such items in connection with such transfer.  Licensee shall grant, and hereby grants to Institute, subject to Institute’s payment obligations under Section 9.7, and reimbursement of Licensee’s costs of transferring such materials, a perpetual, worldwide, transferable, sublicensable right and license under such know-how, data and information solely for (i) researching, developing, using, importing, selling and offering for sale Reversion Products in the Territory, which license shall be exclusive for purposes of this subpart (i), and (ii) making and having made Reversion Products anywhere in the Territory for use, importation, sale and offer for sale in the Territory, which license shall be non-exclusive for purposes of this subpart (ii).

(f)Upon termination (but not expiration) of this Agreement, subject to Section 9.7, Licensee shall grant and hereby grants to Institute an exclusive, royalty-bearing (as set forth in Section 9.7), non-transferable license, with the right to grant sublicenses, under any patents or patent applications Controlled by Licensee or Affiliates as of the effective date of termination [***] and that are [***].

(g)Upon termination (but not expiration) of this Agreement, Licensee shall provide to Institute all data generated during the term of this Agreement pursuant to this Agreement and the Research Agreement [***] Reversion Products and [***], subject to Institute’s [***].

(h)Neither Party shall be relieved of any obligation that accrued prior to the effective date of expiration or a termination.

(i)Any costs and expenses incurred by Licensee in connection with the assignments and transfers made by Licensee under this Section 9.6 shall be borne by Institute.

(j)Nothing in this Section 9.6 shall be deemed to limit any remedy to which either Party may be entitled by applicable Law.

(k)The Parties agree that CMV-Specific CTL Products, [***] and CMV [***] shall not be considered Reversion Products under the Agreement and accordingly clause (b) through (g) (inclusive) of this Section 9.6 and Section 9.7 shall not be applicable thereto.

9.7Reversion of Rights.  If Institute obtains rights in any Reversion Product pursuant to this Article 9, Institute will have the rights under such Reversion Product set forth in Section 9.6, provided that if Institute elects to grant a license or sublicense to any Third Party under patent rights or know-how Controlled by Licensee and relating to such Reversion Products (the “Reversion Product IP”) to develop and commercialize any such Reversion Product, then on a

9745235_1.docx

Reversion Product-by-Reversion Product basis, Institute shall pay to Licensee a specified percentage of all consideration of any type received from each such Third Party licensee or sublicensee paid for the grant of such license or sublicense, or sales of products that are claimed or covered by such Reversion Product IP, as set forth in the table below, with the applicable percentage being based on (a) [***], and (b) [***].

[***] Effective Date of Termination	Royalty Percentage [***]	Royalty Percentage [***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

9.8Surviving Provisions.  Any termination or expiration of this Agreement will not affect the rights and obligations set forth in the following Articles and Sections: Articles 1, 10, 12, 16, 17, 19, 20, 22 and 23, and Sections 2.6, 3.4, 4.12 and 4.13 (to the extent applicable to payments accruing during the Term), 5.6 (to the extent applicable to Licensed Products that become Reversion Products pursuant to Section 5.6), 8.1, 8.2, 9.6, 9.7, 9.8, 9.9 (following expiration, but not termination), 11.2(b) (with respect to the last sentence thereof, solely with respect to the manufacture, use, offer to sell, sale, importation or other disposition of the applicable Licensed Products prior to the expiration or termination of this Agreement), 11.3, 13.1, 13.3, 15.1, 15.2  and 15.3.

9.9Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder.  The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code.  Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

10.	USE OF NAMES AND TRADEMARKS

10.1Nothing contained in this Agreement will be construed as conferring any right to either Party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other Party (including a contraction, abbreviation or simulation of any of the foregoing), except if such use if required by applicable law, rule or regulation (including the regulations of any securities exchange upon which Licensee’s shares are listed).

9745235_1.docx

11.	REPRESENTATIONS AND WARRANTIES

11.1Mutual Representations and Warranties.  Each Party represents and warrants to the other Party that, as of the Execution Date:

(a)such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

(b)such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c)this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and

(d)such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.

11.2Certain Institute Representations and Covenants.

(a)Institute is the sole owner of the Patent Rights licensed to Licensee hereunder with the right to grant Licensee the licenses described in Sections 2.1 and 2.2.  As of the Execution Date, Institute has not assigned, transferred, conveyed, granted any license or other rights, or otherwise encumbered its right, title and interest in the Patent Rights or the Know-How, or other patents, patent applications or know-how specific to CTL Products, in any way that would conflict with or limit the scope of any of the rights or licenses granted to Licensee hereunder.

(b)The Institute hereby represents and warrants to Licensee that as of the Execution Date, to the best of its knowledge there are no patents or patent applications that if issued as patents, in either case, Controlled by Institute that are necessary for the development and commercialization of CTL Products, HPV-Specific CTL Products, BKV/JCV-Specific CTL Products or the [***] as currently conducted by Institute, or as contemplated to be conducted by the Parties pursuant to this Agreement (if the [***] was exercised by Licensee) and/or the Research Agreement.  Institute hereby irrevocably covenants, on behalf of itself and its Affiliates that it will not, directly or indirectly, alone or by, with or through others, cause, induce or authorize, or voluntarily assist, participate or cooperate in, the commencement, maintenance or prosecution of any action or proceeding of any kind or nature whatsoever, including, but not limited to, any suit, complaint, grievance, demand, claim, cause of action in, of or before any Governmental Authority against Licensee, or any Affiliate or sublicensee of Licensee, arising from, or in connection with any alleged infringement of any issued patents in any country Controlled by Institute in connection with the manufacture, use, offer to sell, sale, importation or other disposition of any Licensed Product that is a CTL Product, a New CTL Product or a Program [***] in accordance with and subject to all terms and conditions applicable to a license granted under this Agreement, by Licensee, or any Affiliate or sublicensee of Licensee occurring after the First Restatement Date.

9745235_1.docx

11.3Disclaimer of Representations and Warranties.  Other than the representations and warranties provided in Sections 11.1 and 11.2 above, NEITHER PARTY MAKES ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND EXPLICITLY DISCLAIMS ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE INTELLECTUAL PROPERTY, PATENT RIGHTS, LICENSE AND ANY PRODUCT.

12.	LIMITATION OF LIABILITY

12.1NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY OR ITS SUBLICENSEES OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.	INTELLECTUAL PROPERTY; PATENT PROSECUTION AND MAINTENANCE

13.1Intellectual Property Ownership.  With the exception of the rights granted to Licensee pursuant to this Agreement, each Party shall retain all right, title and interest in and to its Background IP.  Ownership of intellectual property and inventions arising as a result of the Parties’ activities under the Research Agreement are set forth in Article 9 of the Research Agreement.  Except as set forth in the Research Agreement, ownership of intellectual property rights arising out of this Agreement or the Research Agreement shall follow inventorship.  Inventorship shall be determined in accordance with United States Patent Law (without regard to any conflict of law principles).

13.2Patent Prosecution.

(a)Institute shall have the first right, and shall use Commercially Reasonable Efforts to diligently prosecute and maintain the Patent Rights existing as of the Original Effective Date and licensed to Licensee hereunder (the “Base Patent Rights”) at Licensee’s expense, using United States based patent counsel of its choice reasonably acceptable to Licensee.  Institute will provide Licensee promptly with copies of all relevant documentation so that Licensee will be informed of the continuing prosecution and may comment upon such documentation sufficiently in advance of any initial deadline for filing a response.  Institute agrees that it will incorporate any reasonable comments by Licensee in relation to such prosecution activities, provided that with respect to any claims of the Base Patent Rights that relate directly to Licensed Products or the manufacture or use thereof, Licensee shall have the right to make the

9745235_1.docx

final decision regarding prosecution of such claims, including the filing of any new claims relating to Licensed Products or the manufacture or use thereof.  Licensee agrees that all documentation relating to the prosecution and maintenance of the Patent Rights shall be the Confidential Information of both Parties.  Without limiting the foregoing, Institute shall use all reasonable efforts to amend any patent application to include claims reasonably requested by Licensee to protect the products contemplated to be sold under this Agreement and the activities being conducted under the Research Agreement.

(b)Licensee shall have the first right, and shall use Commercially Reasonable Efforts to diligently prosecute and maintain any patents and patent applications arising from activities conducted under the Research Agreement that relate to (i) Allogeneic CTLs or Allogeneic CTL Products, and (ii) Autologous CTL Products that are EBV-Specific CTL Products, and (iii) New CTL Products and Program [***], in each case of (i), (ii) and (iii), provided that such patents and patent applications do not claim priority to any patent or patent application included in the Base Patent Rights (in which case Section 13.2(a) shall apply) (the “Research Agreement Patent Rights”), at Licensee’s expense, using United States based patent counsel of its choice reasonably acceptable to Institute; provided, however, that Institute shall reimburse Licensee for fifty percent (50%) of all prosecution and maintenance costs (including attorney’s fees) incurred by Licensee for the filing, prosecution and maintenance of any patents and patent applications claiming priority to, or having common priority with, PCT Application Number PCT/AU2013/001216 (“Improved Human Herpesvirus Immunotherapy”) (including such patent application itself).  For clarity, any Patent Rights Controlled by Institute as of the date upon which the Parties mutually agree in writing to include a New Research Program within the Research Agreement, and New CTL Products arising from such New Research Program within the scope of this Agreement (each, a “New Research Program Inclusion Date”) that relate specifically to such New Research Program (including the Target thereof) or such New CTL Products (the “New Research Patent Rights”) shall be considered Research Agreement Patent Rights as of the New Research Program Inclusion Date, and shall be subject to this Section 13.2.  Promptly following any New Research Program Inclusion Date, unless the Parties otherwise agree in writing, Institute will transfer to Licensee, or to counsel of Licensee’s choice reasonably acceptable to Institute, all relevant documentation required for Licensee to assume responsibility for prosecution and maintenance of such New Research Patent Rights.  Following the New Research Program Inclusion Date, Licensee will provide Institute promptly with copies of all relevant documentation so that Institute will be informed of the continuing prosecution and may comment upon such documentation sufficiently in advance of any initial deadline for filing a response.  Licensee agrees that it will incorporate any reasonable comments by Institute in relation to such prosecution activities, provided that with respect to any claims of the Research Agreement Patent Rights that relate directly to Autologous CTLs or Autologous CTL Products, or the manufacture or use thereof, Institute shall have the right to make the final decision regarding prosecution of such claims, including the filing of any new claims relating to Autologous CTLs or Autologous CTL Products, or the manufacture or use thereof.

9745235_1.docx

(c)Each Party agrees that all documentation relating to the prosecution and maintenance of the Patent Rights shall be the Confidential Information of both Parties.  Without limiting the foregoing, Institute shall use all reasonable efforts to amend any patent application to include claims reasonably requested by Licensee to protect the products contemplated to be sold under this Agreement and the activities being conducted under the Research Agreement.

(d)The Parties agree that as of the Execution Date, Institute shall have the sole right to prosecute and maintain, and Licensee shall have no obligation to pay any costs or expenses incurred after the Execution Date in relation to the prosecuting and maintaining of, the patent applications listed in Schedule 13.2 or any patent or patent application claiming priority thereto, or having common priority therewith.

13.3Effects of Termination.  The Licensee will be obligated to pay costs incurred in relation to prosecuting and maintaining the Patent Rights in accordance with Section 13.2, even if the invoices for such costs are received by the Licensee after the delivery or receipt of a notice of termination.  The Licensee may terminate its obligation to pay the cost of any given patent application or patent under the Patent Rights in any or all designated countries upon three (3)-months’ written notice to Institute.  Institute may continue prosecution and/or maintenance of such application(s) or patent(s), and applications in foreign countries where Licensee has elected not to pay costs, at its sole discretion and expense, in which case the Licensee will have no further right or licenses thereunder.

14.	PATENT INFRINGEMENT

14.1Infringement Notice.  If Institute or the Licensee learns of infringement of potential commercial significance of any Patent Rights licensed under this Agreement, the knowledgeable Party will provide the other Party with: (a) written notice of such infringement; and (b) any evidence of such infringement available to it (the “Infringement Notice”).  During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, neither Institute nor the Licensee will notify a possible infringer of infringement or put such infringer on notice of the existence of any Patent Rights without first obtaining consent of the other, which consent will not be unreasonably withheld, delayed or conditioned; provided, however, that Licensee may notify any then-existing Sublicensees under the relevant Patent Rights of such infringement without Institute’s prior consent if such Sublicensee is bound by obligations of confidentiality with respect to such information.  Both Institute and the Licensee will use their diligent efforts to cooperate with each other to terminate such infringement (with or without litigation).

14.2Enforcement.  If infringing activity of potential commercial significance has not been abated within [***] following the date the Infringement Notice for such activity was provided, then during the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, Licensee shall have the first right, but not the obligation, to Institute suit for patent infringement against the infringer after providing Institute (a) [***], including an [***] and (b) [***].  Institute may voluntarily join such suit at Licensee’s reasonable expense, but

9745235_1.docx

may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Licensee’s suit or any judgment rendered in such suit.  Licensee may not join Institute in a suit initiated by Licensee without Institute’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. If in a suit initiated by Licensee, Institute is involuntarily joined other than by Licensee, then Licensee will pay any documented costs incurred by Institute arising out of such suit, including any documented legal fees of counsel that Institute selects and retains to represent it in the suit.  Licensee shall be free to enter into a settlement, consent judgment or other voluntary disposition, provided that any settlement, consent judgment or other voluntary disposition that (i) limits the scope, validity or enforcement of the Patent Rights or (ii) admits fault or wrongdoing on the part of Licensee or Institute must be approved in advance by Institute in writing, such approval not to be unreasonably withheld, delayed or conditioned.  Licensee’s request for such approval shall include complete copies of final settlement documents, a detailed summary of such settlement, and any other information material to such settlement.  Institute shall provide Licensee notice of its approval or denial within [***] of any request for such approval by Licensee, provided that (A) in the event Institute wishes to deny such approval, such notice shall include a detailed written description of Institute’s reasonable objections to the proposed settlement, consent judgment, or other voluntary disposition and (B) Institute shall be deemed to have approved of such proposed settlement, consent judgment, or other voluntary disposition in the event it fails to provide such notice within such [***] period in accordance herewith.

14.3Step-In Right.  If, within [***] following the date the Infringement Notice was provided, infringing activity of potential commercial significance has not been abated and if Licensee has not brought suit against the infringer, then Institute may Institute suit for patent infringement against the infringer.  If Institute institutes such suit, then Licensee may not join such suit without the prior written consent of Institute and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of Institute’s suit or any judgment rendered in such suit.

14.4Recoveries.  Any recovery or settlement received in connection with any suit will first be shared by Institute and Licensee to cover any litigation costs each incurred and next shall be paid to Institute or Licensee to cover any litigation costs it incurred in excess of the litigation costs of the other.  Any remaining recoveries shall be allocated as follows:

(a)For any portion of the recovery or settlement related to the infringement of the Patent Rights, other than for amounts attributable and paid as enhanced damages for willful infringement: for any suit that is initiated by Licensee and in which Institute was not a party in the litigation, Institute shall receive [***] of the recovery, and the Licensee shall receive the remainder; and

(b)for any suit that is initiated by the Licensee or Institute and that the other Party voluntarily joined (but only to the extent such voluntary joining is allowed under this Agreement or expressly by the other Party in a separate agreement) or involuntarily joined, the non-initiating Party’s percentage of such recovery shall be [***].

9745235_1.docx

For any portion of the recovery or settlement related to the infringement of Patent Rights paid as enhanced damages for willful infringement:

(c)for any suit that is initiated by Licensee or Institute and the other Party voluntarily joined but only to the extent such voluntary joining is allowed under this Agreement or expressly by the other Party in a separate agreement) or involuntarily joined, the non-initiating Party’s percentage of such recovery shall be [***] and the initiating Party shall receive the remainder; and

(d)for any suit that is initiated by Licensee and in which Institute was not a party in the litigation, Institute shall receive [***] and the Licensee shall receive the remainder.

For any portion of the recovery or settlement received in connection with any suit that is initiated by Institute and in which Licensee was not a party in the litigation, any recovery [***].

14.5Cooperation.  Each Party will reasonably cooperate and assist with the other in litigation proceedings Instituted hereunder but at the expense of the Party who initiated the suit (unless such suit is being jointly prosecuted by the Parties).  For clarity, such requirement does not require a Party to join a suit unless otherwise specifically required under this Agreement.  If Institute is subjected to Third Party discovery related to the Patent Rights licensed to Licensee hereunder, or to Licensed Products, Licensee will pay Institute’s documented out of pocket expenses with respect to same.

15.	INDEMNIFICATION

15.1Indemnification by Licensee.  Licensee shall defend, indemnify and hold Institute and its respective trustees, officers, faculty, students, employees, contractors and agents (the “Institute Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage to the extent arising out of Third Party claims and suits related to (a) this Agreement or any Sublicense, including (i) the development, testing, use, manufacture, promotion, sale or other disposition of any Licensed Product (including any product liability claim), excluding any activities relating to Autologous CTL Products prior to the exercise of the Option, or following reversion to Institute pursuant to Section 7.3 and/or Section 9.6, (ii) any enforcement action or suit brought by Licensee against a Third Party for infringement of the Patent Rights, (iii) any claim by a Third Party that the practice of the Patent Rights or the design, composition, manufacture, use, sale or other disposition of any Licensed Product infringes or violates any patent, copyright, trade secret, trademark or other intellectual property right of such Third Party, (iv) any breach of this Agreement or Laws by Licensee, its Affiliates or Sublicensees and (b) Licensee’s negligence, omissions or willful misconduct, provided that Licensee’s obligations pursuant to this Section 15.1 shall not apply to the extent such claims or suits result from the negligence, gross negligence or willful misconduct of any Institute Indemnitees as determined by a court of law.

9745235_1.docx

15.2Indemnification by Institute.  Institute shall, to the extent permitted by law, defend, indemnify and hold Licensee and its respective stockholders, officers, representatives, employees, contractors and agents (“Licensee Indemnitees”) harmless (or shall cause each [***] to defend, indemnify and hold Licensee Indemnitees harmless) from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage to the extent arising out of Third Party claims and suits related to any grant of rights to any Third Party (“[***]”) to develop or commercialize any product directed to one or more [***] associated with [***] after the Execution Date, provided that Institute’s obligations pursuant to this Section 15.2 shall not apply to the extent such claims or suits result from the negligence, gross negligence or willful misconduct of any Licensee Indemnitees as determined by a court of law.

15.3Process.  As a condition to an Institute Indemnitee’s or Licensee Indemnitee’s (each, an “Indemnitee”) right to receive indemnification under Section 15.1 or Section 15.2, as applicable, an Indemnitee shall: (a) promptly notify (not to exceed thirty (30) days) the indemnifying Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) reasonably cooperate, and cause the individual Indemnitees claiming indemnification under this Article 15 to reasonably cooperate, with the indemnifying Party in the defense, settlement or compromise of such claim or suit; and (c) permit the indemnifying Party to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel.  In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner which (i) admits fault or negligence on the part of any Indemnitee; (ii) commits any Indemnitee to take, or forbear to take, any action, without the prior written consent of the other Party (which consent in the case of either (i) or (ii) shall not be unreasonably withheld, delayed or conditioned), or (iii) where the indemnifying Party is Licensee, grant any rights under the Patent Rights except for Sublicenses permitted under Article 2.  The Indemnitees shall reasonably cooperate with the indemnifying Party and its counsel in the course of the investigation of, preparation for and defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses, and provided further that no Indemnitee may compromise or settle any such Third Party claim without the indemnifying Party’s written consent.

15.4Insurance.  The Licensee, at its reasonable cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence[***]

Products/Completed Operations Aggregate[***]

Personal Injury[***]

General Aggregate (commercial form only)[***]

9745235_1.docx

15.5Certificates.  After receipt of Institute’s written request, the Licensee will furnish Institute with certificates of insurance evidencing compliance with all requirements.  Such certificates will: indicate Institute as an additional insured(s) under the coverage described above in Section 15.4.

16.	NOTICES

Any notice or payment hereunder shall be deemed to have been properly given when sent in writing in English to the respective address below and shall be deemed effective:

(a)on the date of delivery if delivered in person;

(b)on the date of mailing if mailed by first-class certified mail, postage paid;

(c)on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice or payment; or

9745235_1.docx

(d)in the case of notices, if sent by email, on the date the recipient acknowledges having received that email by either an email sent to the sender or by a notice delivered by another method in accordance with this Section 16.1, except that, automated replies and “read receipts” shall not be considered acknowledgement of receipt.

In the case of Licensee:

For notices:

Atara Biotherapeutics, Inc.

611 Gateway Blvd #900

South San Francisco, CA 94080

U.S.A.

Attention: General Counsel

With a Copy to:

Atara Biotherapeutics, Inc.

2430 Conejo Spectrum St.

Thousand Oaks, CA 91320

U.S.A.

Attention: Global Head of Research & Development

In the case of Institute:

For notices:

QIMR Berghofer Medical Research Institute

300 Herston Road,

Herston, Queensland, 4006

AUSTRALIA

Attention: Chief Operating Officer

For remittance of payments:

QIMR Berghofer Medical Research Institute

300 Herston Road,

Herston, Queensland, 4006

AUSTRALIA

Attention: Chief Financial Officer

9745235_1.docx

17.	ASSIGNABILITY

17.1The Licensee may assign or transfer this Agreement, and the rights granted to Licensee under the terms of this Agreement, without Institute’s prior written consent, only to an Affiliate of Licensee or in the case of assignment or transfer to a party that succeeds to all or substantially all of Licensee’s business or assets relating to this Agreement, whether by stock sale, merger, operation of law or otherwise, provided that Licensee gives Institute written notice within [***] after the effective date of such assignment.  This Agreement is binding upon and will inure to the benefit of a Party, its successors and assigns.  Any assignment not in accordance with this Section 17.1 shall be null and void in its entirety.

18.	FORCE MAJEURE

18.1The Parties shall not be responsible for failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible, including, but not limited to: accidents (environmental, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts; orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national or state emergency; power failure and power outages; acts of terrorism; strike; and war.

19.	GOVERNING LAWS

19.1This Agreement will be interpreted and construed in accordance with the laws of the State of New York, United States of America, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

20.	DISPUTE RESOLUTION

20.1Executive Resolution.  The parties shall initially seek amicably to settle all disputes (each, a “Dispute”) arising out of or in connection with this Agreement by negotiation, which may include discussion at the JSC, subject to the Parties’ respective final decision making authority as set forth in Section 3.3(f) of the Research Agreement.  If, within [***] after written notice by either Party of the existence of a Dispute, the Parties do not resolve such Dispute, then the Dispute shall be referred to the Designated Executive Officers from each Party for further negotiation.  If the Designated Executive Officers of each Party cannot resolve such Dispute, then subject to Section 3.3(f) of the Research Agreement and Section 20.7 of this Agreement, such Dispute will be referred to final binding arbitration in accordance with Sections 20.2 through 20.6.

20.2Arbitration.  Any Dispute referred for arbitration shall be finally settled under the Rules of the International Centre for Dispute Resolution (the “Rules of Arbitration”) then in force, by one arbitrator appointed in accordance with such Rules of Arbitration.  The Arbitral Tribunal shall be guided by the IBA Rules on the Taking of Evidence in International Arbitration, and there shall be no depositions.  The place of the arbitration shall be New York, New York, United States of America.  The language of the arbitration shall be English.

9745235_1.docx

20.3Selection of the Arbitrator.  Each arbitrator shall have a [***] of experience in arbitrating disputes in the pharmaceutical industry, or of pharmaceutical licensing disputes and be admitted to practice law in the United States of America.  The arbitrator conducting the arbitration must and shall agree to render an award within [***] after the final hearing.  The arbitrator [***].  Without limiting any other remedies that may be available under Applicable Laws, the arbitrator shall have [***].

20.4Conduct of the Arbitration.  The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty or under Applicable Law, the rules and regulations of any stock exchange or quotation services on which such Party’s stock is traded or quoted, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

20.5Continued Performance.  Unless otherwise agreed in writing, the Parties will continue to perform their respective obligations under this Agreement during any arbitration or court proceeding seeking enforcement of an arbitral decision or award, and, unless this Agreement is in its entirety deemed null and void or is otherwise revoked or rescinded in its entirely, the Parties shall continue to perform their respective remaining obligations under this Agreement, and may continue to exercise their respective remaining rights and remedies thereunder, following any arbitration.

20.6Preliminary Injunctions.  Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.

20.7Patent Disputes.  Notwithstanding anything in this Agreement to the contrary, any dispute concerning inventorship that is not resolved within [***] following notice by one Party to the other Party of the creation or reduction to practice of any Invention, and any dispute regarding any and all issues regarding the scope, construction, validity, and enforceability of any patent or patent application (including whether or not such patent or patent appli cation should be included in the Patent Rights under the License Agreement) in a country within the Territory shall be determined in a court or other governmental authority of competent jurisdiction under the applicable patent laws of such country.

21.	COMPLIANCE WITH LAWS

21.1The Licensee shall comply with all applicable international, national, state, regional and local laws and regulations in performing its obligations hereunder and in its use, manufacture, Sale or import of the Licensed Products.  The Licensee will observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

9745235_1.docx

22.	CONFIDENTIALITY

22.1Confidential Information.  The Licensee and Institute will treat and maintain the other Party’s Confidential Information in confidence using at least the same degree of care as the receiving Party uses to protect its own proprietary and confidential information of a like nature from the date of disclosure until seven (7) years after the termination or expiration of this Agreement, provided that a Party may designate one or more specific, defined items of Confidential Information as ‘Trade Secret’, by giving written notice to the other Party briefly outlining its reasons why longer protection is warranted, and in such case the other Party shall protect such information indefinitely unless and until Section 22.4 applies.  Confidential Information can be written, oral, or both.

22.2Relationship to Existing Confidentiality Agreement.  This Agreement supersedes that certain Confidential Disclosure Agreement entered into between Licensee and Institute, dated May 28, 2015 (the “Existing Confidentiality Agreement”); provided that all “Confidential Information” disclosed by the disclosing Party thereunder shall be deemed Confidential Information of the disclosing Party hereunder and shall be subject to the terms and conditions of this Agreement and the receiving Party thereunder shall be bound by and obligated to comply with such terms and conditions as if they were the receiving Party hereunder.  The foregoing shall not be interpreted as a waiver of any remedies available to the disclosing Party as a result of any breach, prior to the Original Effective Date, by the receiving Party, respectively, of its obligations pursuant to the Existing Confidentiality Agreement.

22.3Permitted Disclosure.  The Licensee and Institute may use and disclose the other Party’s Confidential Information to their Affiliates, employees, agents, consultants, contractors, and, in the case of the Licensee, its Sublicensees, in each case on a need to know basis for the purposes of such Affiliates, Sublicensees and Third Parties performing activities under this Agreement or the Research Agreement, provided that such parties are bound by a like duty of confidentiality as that found in this Article 22 (Confidentiality).  Furthermore, Licensee may disclose Institute’s Confidential Information to: (a) Licensee’s potential or actual collaborators, partners, licensees and sublicensees, and (b) potential or actual investment bankers, acquirers, lenders or investors, and (c) advisors of Licensee or any of the foregoing in (a) and (b); each of whom, prior to disclosure, must be bound by similar obligations of confidentiality and non-use as set forth in this Article 22.

22.4Limitations.  Nothing contained herein will restrict or impair, in any way, the right of the Licensee or Institute to use or disclose any of the other Party’s Confidential Information:

(a)that recipient can demonstrate by written records was previously known to it prior to its disclosure by the disclosing Party;

(b)that recipient can demonstrate by written records is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

9745235_1.docx

(c)that recipient can demonstrate by written records was obtained lawfully and without restrictions on the recipient from sources independent of the disclosing Party; and

(d)that a Party is required to disclose pursuant to applicable law, rule or regulation.

The Licensee or Institute also may disclose Confidential Information that is required to be disclosed: (i) to a governmental entity or agency in connection with seeking any governmental or regulatory approval, governmental audit, or other governmental contractual requirement; or (ii) by law, provided that the recipient uses reasonable efforts to give the party owning the Confidential Information sufficient notice of such required disclosure to allow the party owning the Confidential Information reasonable opportunity to object to, and to take legal action to prevent, such disclosure.  Notwithstanding anything to the contrary in this Agreement, Licensee may disclose Confidential Information it receives pursuant to this Agreement, to its actual or potential investors, acquirors, advisors, Sublicensees, consultants and employees who are bound by obligations of confidentiality with respect thereto.

22.5Return of Information.  Upon termination of this Agreement, or the request of the disclosing Party, if earlier, the Licensee and Institute will destroy or return any of the disclosing Party’s Confidential Information in its possession within [***] following the termination of this Agreement and provide each other with prompt written notice that such Confidential Information has been returned or destroyed.  Each Party may, however, retain one (1) copy of such Confidential Information for archival purposes in non-working files.

22.6Additional Confidentiality Obligations.  Upon written request of Licensee, Institute agrees to cooperate in good faith with Licensee and Memorial Sloan Kettering Cancer Center (“MSK”) in order to enter into a mutually agreed tripartite confidentiality and non-disclosure agreement with Licensee and MSK, which agreement shall provide for the obligations of non-disclosure with respect to information shared between the Parties and MSK for the purposes of furthering the activities under this Agreement and the Research Agreement.

23.	MISCELLANEOUS

23.1Headings.  The headings of the Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

23.2Binding Agreement.  This Third Restated Agreement is not binding on the Parties until it has been signed below on behalf of each Party.  It is then effective as of the Execution Date.

23.3Amendments.  No amendment or modification of this Agreement is valid or binding on the parties unless made in writing (identifying the provision that is amended or modified) and signed on behalf of each Party.

9745235_1.docx

23.4Waiver.  No waiver by either Party of any breach or default of any of the agreements contained herein will be deemed a waiver as to any subsequent and/or similar breach or default.  No waiver of this Agreement is valid or binding on the Parties unless made in writing (identifying the provision that is waived) and signed on behalf of each Party.

23.5Entire Agreement.  This Agreement and the Research Agreement embody the entire understanding of the Parties and supersedes the Original License Agreement, the First Restated Agreement, the Second Restated Agreement and all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof.

23.6Invalidity.  In case any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provisions had never been contained in it.

23.7Independent Contractors.  In performing their respective duties under this Agreement, each of the Parties will be operating as an independent contractor.  Nothing contained herein will in any way constitute any association, partnership, or joint venture between the Parties hereto, or be construed to evidence the intention of the Parties to establish any such relationship.  Neither Party will have the power to bind the other Party or incur obligations on the other Party’s behalf without the other Party’s prior written consent.

23.8Construction.  Except where the context otherwise requires, wherever used, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense.  When used in this Agreement, “including” means “including without limitation”.  References to either Party include the successors and permitted assigns of that Party.  The Recitals are incorporated by reference into this Agreement.  The headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The Parties have each consulted counsel of their choice regarding this Agreement, and, accordingly, no provisions of this Agreement will be construed against either Party on the basis that the Party drafted this Agreement or any provision thereof.  The official text of this Agreement, any notice given or accounts or statements required by this Agreement, and any dispute proceeding related to or arising hereunder, will be in English.  If any dispute concerning the construction or meaning of this Agreement arises, then reference will be made only to this Agreement as written in English and not to any translation into any other language.

23.9Counterparts.  This Third Restated Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same Agreement.  For purposes of executing this Third Restated Agreement, a facsimile (including a PDF image delivered via email) copy of this Third Restated Agreement, including the signature pages, will be deemed an original.  The Parties agree that neither Party will have any rights to challenge the use or authenticity of a counterpart of this Third Restated Agreement based solely on that its signature, or the signature of the other Party, on such counterpart is not an original signature.

- Signature Page Follows -

9745235_1.docx

IN WITNESS WHEREOF, both Institute and the Licensee have executed this Third Restated Agreement by their respective and duly authorized officers on the day and year written below.  The Parties acknowledge that the signature date may not be the Execution Date.

ATARA BIOTHERAPEUTICS, INC.		THE COUNCIL OF THE QUEENSLAND INSTITUTE OF MEDICAL RESEARCH

By:	/s/ [***]	By:	/s/ [***]
	(Signature)		(Signature)

Name:	[***]	Name:	[***]
	(Please Print)		(Please Print)

Title:	Head of R&D	Title:	Chief Operating Officer

Date:	8/31/2020	Date:	31 August 2020

Schedule 1.26

Competing Products

[***]

Schedule 1.80

Patent Rights

[***]

Schedule 2.1(a)

Assigned Patents

[***]

Schedule 2.5

Key Terms of Academic Collaboration Agreement

[***]

Schedule 4.15

1.	[***] Fees. Institute will pay to Licensee [***] Fees are non-refundable and non-creditable.
2.

[***] Fee Payment Period.  Subject to the remainder of this Schedule 4.15, the [***] Fees will be payable until the earlier of the following: (i) expiration or abandonment of the last Valid Claim of any of the [***] Patents existing as of the Original Effective Date, or (ii) the tenth (10th) anniversary of the First Commercial Sale of such [***] Product.

3.

Payment Schedule.  The Institute will pay to Licensee all [***] Fees owed or payable to Licensee quarterly on or before February 28 (for the Calendar Quarter ending December 31), May 31 (for the Calendar Quarter ending March 31), August 31 (for the Calendar Quarter ending June 30) and November 30 (for the Calendar Quarter ending September 30) of each calendar year.  Each payment will be for [***] Fees accrued within the Institute’s most recently completed Calendar Quarter.

4.	Currency. All consideration due Licensee under this Schedule 4.15 will be payable and will be made in United States dollars by wire transfer to an account designated by Licensee.
5.

[***] Fee Reports.  Beginning with the earliest of: (i) First Commercial Sale of a [***] Product; (ii) execution of a [***] License Agreement; or (iii) any other exploitation or commercialization of the [***] Patents, within [***] following the end of the Calendar Quarter such event occurred, Institute shall make quarterly reports to Licensee on or before each February 28, May 31, August 31 and November 30 of each year.  Each report will cover the Institute’s most recently completed Calendar Quarter and will show all information used by Institute to calculate the [***] Fees owed to Licensee for such calendar quarter.

6.

Taxes.  [***] Fees and other consideration accrued in any country outside the United States may be reduced by any taxes, fees or other charges imposed on the [***] Fees by the government of such country.

7.

Late Payments.  If [***] Fees are not received by Licensee when due, the Institute will pay to Licensee interest at a rate of the lesser of: (a) [***] or (b) the maximum rate permitted by Law.  Such interest will be calculated from the date payment was due until actually received by Licensee.

9745235_1.docx

Schedule 13.2

[***]